
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                           STOCK PURCHASE AGREEMENT

                                     AMONG

                   HOME HEALTH CORPORATION OF AMERICA, INC.

                            HHCA NEW HAMPSHIRE, INC

                             RSD MANAGEMENT, INC.

                       NURSING SERVICES HOME CARE, INC.

                       NURSING SERVICES HOME CARE, LTD.

                    NURSING SERVICES STAFFING OF N.H., INC.

                            NURSING SERVICES, INC.

                                      AND

                                 RANDY DISALVO





                               OCTOBER 31, 1996

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

                               TABLE OF CONTENTS

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1.   Certain Definitions; Purchase and Sale of Shares; Certain Liabilities.................  2
            1.1    Certain Definitions.....................................................  2
            1.2    Purchase of Shares......................................................  4
            1.3    Assets Owned by Related Parties; Excluded Assets........................  4
            1.4    Loan Repayment and Capitalization.......................................  4

2.   Acquisition Price and Closing.........................................................  4
            2.1    Acquisition Price.......................................................  4
            2.2    Manner of Payment.......................................................  5
            2.3    Acquisition Price Adjustment............................................  7
            2.4    Uncollected Accounts Receivable Adjustments.............................  9
            2.5    Unbooked Cost Adjustments...............................................  9
            2.6    Holdback Amount........................................................  10
            2.7    The Closing............................................................  10

3.   Representations and Warranties of  Seller............................................  10
            3.1    Organizational Status..................................................  10
            3.2    Qualification..........................................................  11
            3.3    Authorization; No Conflict.............................................  11
            3.4    Financial Statements of Seller.........................................  11
            3.5    Compliance with Laws...................................................  12
            3.6    Permits................................................................  13
            3.7    Litigation.............................................................  13
            3.8    Leased Real Property...................................................  13
            3.9    Accounts Receivable....................................................  14
            3.10   Inventory..............................................................  14
            3.11   Personal Property Leases...............................................  14
            3.12   Contracts and Other Agreements.........................................  14
            3.13   Consents...............................................................  16
            3.14   Intellectual Property Rights...........................................  16
            3.15   Equipment..............................................................  16
            3.16   Title; Location of Assets..............................................  16
            3.17   Undisclosed Liabilities................................................  16
            3.18   Relationships..........................................................  17
            3.19   Employee Benefit Plans.................................................  17
            3.20   Employee Relations.....................................................  18
            3.21   Transactions with Related Parties......................................  18
            3.22   No Material Adverse Change; Absence of Certain Changes.................  18
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                                      -i-
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            3.23   Books and Records......................................................  19
            3.24   Insurance..............................................................  19
            3.25   Taxes..................................................................  20
            3.26   No Other Agreements to Sell the Assets or Shares.......................  22
            3.27   Environmental..........................................................  22
            3.28   Non-Solicitation.......................................................  23
            3.29   No Bankruptcy..........................................................  23
            3.30   Shares.................................................................  23
            3.31   Disclosure.............................................................  23

4.   Representations and Warranties of Purchaser..........................................  24
            4.1    Organizational Status..................................................  24
            4.2    Qualification..........................................................  24
            4.3    Authorization; No Conflict; Shares.....................................  24
            4.4    Compliance with Laws...................................................  25
            4.5    Consents...............................................................  25
            4.6    Litigation.............................................................  25
            4.7    SEC Filings............................................................  26
            4.8    Financial Statements...................................................  26
            4.9    Disclosure.............................................................  26

5.   Covenants of the Parties.............................................................  26
            5.1    Conduct of Business....................................................  27
            5.2    Access to Information..................................................  30
            5.3    Governmental Permits and Approvals; Consents...........................  30
            5.4    Assignment of Contracts, Etc. .........................................  31
            5.5    Maintenance of Permits.................................................  31
            5.6    Employees; Employee Compensation.......................................  31
            5.7    Accounts Receivable....................................................  31
            5.8    Title; Risk of Loss....................................................  31
            5.9    Non-solicitation.......................................................  32
            5.10   Regulatory Approvals...................................................  32
            5.11   Monthly Financial Statements and Cost Reports..........................  32
            5.12   SEC and NASDAQ Disclosure..............................................  33
            5.13   Current Period Tax Returns.............................................  33

6.   Conditions Precedent to the Purchasing Parties' Obligations..........................  34
            6.1    Regulatory Approvals...................................................  34
            6.2    Closing Deliveries.....................................................  34

                                     -ii-
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            6.3    Representations and Warranties on Closing Date.........................  34
            6.4    Terms, Covenants and Conditions........................................  35
            6.5    Consents, Approvals, Etc. .............................................  35
            6.6    No Material Adverse Change.............................................  35
            6.7    Absence of Litigation..................................................  35
            6.8    Absence of Liens; Payment of Loans.....................................  35
            6.9    Contribution to Capital; Repayment of HHCA Loan........................  36
            6.10   Subordination Agreement................................................  36
            6.11   Subscription Agreement.................................................  36
            6.12   Registration Rights Agreement..........................................  36
            6.13   Employment Agreements..................................................  36
            6.14   Restrictive Covenant Agreement.........................................  36
            6.15   Escrow Agreement.......................................................  36
            6.16   Stock Certificates and Corporate Records...............................  36
            6.17   Opinion of Seller's Counsel............................................  37
            6.18   Additional Documents...................................................  37
            6.19   Approval of HHCA Board.................................................  37
            6.20   Approval of HHCA's Lenders.............................................  37
            6.21   Satisfactory Completion of Due Diligence...............................  37
            6.22   Marital Rights.........................................................  37

7.   Conditions Precedent to the Selling Parties' Obligations.............................  38
            7.1    Closing Deliveries.....................................................  38
            7.2    Representations and Warranties on Closing Date.........................  38
            7.3    Terms, Covenants and Conditions........................................  38
            7.4    Absence of Litigation..................................................  38
            7.5    Closing Cash Payments and Loan Repayment...............................  39
            7.6    Note...................................................................  39
            7.7    HHCA Stock.............................................................  39
            7.8    Subordination Agreement................................................  39
            7.9    Subscription Agreement.................................................  39
            7.10   Registration Rights Agreement..........................................  39
            7.11   Employment Agreements..................................................  39
            7.12   Escrow Agreement.......................................................  39
            7.13   Opinion of Purchaser's Counsel.........................................  39
            7.14   HHCA Guaranty..........................................................  39

8.   Confidentiality......................................................................  40
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9.   Books and Records; Uses of Names.....................................................  41

10.  Survival of Representations and Warranties...........................................  41

11.  Indemnification......................................................................  42
            11.1   Obligation to Indemnify by the Selling Parties.........................  42
            11.2   Obligation to Indemnify by Purchaser...................................  42
            11.3   Losses.................................................................  42
            11.4   Procedures for Claims Between the Parties..............................  43
            11.5   Defense of Third-Party Actions.........................................  43
            11.6   Limitation of Indemnification..........................................  44
            11.7   Exclusive Remedy.......................................................  45

12.  Breaches and Defaults; Termination; Remedies.........................................  45
            12.1   Termination............................................................  45
            12.2   Effect of Termination..................................................  46
            12.3   Specific Performance...................................................  46

13.  Miscellaneous........................................................................  47
            13.1   Consent to Jurisdiction................................................  47
            13.2   Expenses...............................................................  47
            13.3   Further Assurances.....................................................  47
            13.4   Indemnification for Brokerage..........................................  47
            13.5   Severability...........................................................  48
            13.6   Notices................................................................  48
            13.7   Entire Agreement.......................................................  49
            13.8   Disclosure Schedules; Independent Significance.........................  49
            13.9   Amendments and Waivers.................................................  50
            13.10  Governing Law..........................................................  50
            13.11  Binding Effect; Assignment.............................................  50
            13.12  Joint and Several......................................................  50
            13.13  Beneficiaries of Agreement.............................................  50
            13.14  Counterparts; Facsimile Signatures.....................................  50
            13.15  Exhibits and Schedules.................................................  51
            13.16  Formation of Purchaser.................................................  51
            13.17  Headings...............................................................  52

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

                        LIST OF EXHIBITS AND SCHEDULES
                        ------------------------------

                                   EXHIBITS
                                   --------

2.2(b)(1)         The Note
2.2(b)(2)         Escrow Agreement
6.10              The Subordination Agreement
6.11              The Subscription Agreement
6.12              The Registration Rights Agreement
6.13(i)(ii)(iii)  The Employment Agreements


                                   SCHEDULES
                                   ---------

1.4               Loan Repayment and Capitalization
3.3               Authorization; No Conflict
3.5               Compliance with Laws
3.6               Permits
3.7               Litigation
3.8               Leased Real Property
3.9               Accounts Receivable
3.10              Inventory
3.11              Personal Property Leases
3.12              Contracts and Other Agreements
3.13              Consents
3.14              Intellectual Property Rights
3.15              Equipment
3.16              Title; Location of Assets
3.17              Undisclosed Liabilities
3.19              Employee Benefit Plans
3.20              Employee Relations
3.22              No Material Adverse Change; Absence of Certain Changes
3.24              Insurance
3.25              Taxes
3.27              Environmental
4.3               Authorization; No Conflict; Shares
4.5               Consents
4.6               Litigation
4.7               SEC Filings
5.1               Conduct of Business

                            STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT made this 31st day of October, 1996, among HHCA NEW HAMPSHIRE, INC., a New Hampshire corporation or its affiliated assignee ("Purchaser"), HOME HEALTH CORPORATION OF AMERICA, INC. a Pennsylvania corporation ("HHCA")(Purchaser and HHCA are sometimes hereinafter referred to as the "Purchasing Parties"), RANDY DISALVO, an individual (the "Seller"), RSD MANAGEMENT, INC., a New Hampshire corporation ("RSD"), NURSING SERVICES HOME CARE, INC., a New Hampshire corporation ("NSH"), NURSING SERVICES HOME CARE, LTD., a Massachusetts corporation ("NSL"), NURSING SERVICES STAFFING OF N. H., INC.,, a New Hampshire corporation ("NSS"), and NURSING SERVICES, INC. , a Massachusetts corporation ("NSI") (RSD, NSH, NSL, NSS and NSI are sometimes hereinafter referred to as the "Selling Companies" and the Selling Companies together with Seller are sometimes hereinafter referred to as the "Selling Parties").

                              W I T N E S S E T H

     WHEREAS, Seller is the owner of all of the issued and outstanding capital stock of RSD and RSD is the owner of all of the issued and outstanding capital stock of NSH, NSL, NSS and NSI;
     WHEREAS, Purchaser is a wholly-owned subsidiary of HHCA;

     WHEREAS, the Selling Companies are providers of (i) staffing and related services to hospitals, nursing homes and other heath care providers and (ii) nursing and related home health services to patients which include but are not limited to qualified recipients under Medicaid, Massachusetts Executive Office of Elder Affairs ("Eldercare") and Medicare programs (the "Business");

     WHEREAS, HHCA has loaned Seller the sum of $350,000 pursuant to the terms of a Promissory Note dated August 8, 1996 (the "HHCA Loan") which loan has been guaranteed by the Selling Companies pursuant to the terms of a Guarantee and Security Agreement dated August 8, 1996;

     WHEREAS, Seller has loaned the proceeds of the HHCA Loan to RSD (the "August Seller Loan"); and

     WHEREAS, Seller desires to sell to Purchaser, and Purchaser desires to acquire from Seller, all of the issued and outstanding capital stock of RSD in accordance with the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

     1. Definitions; Purchase and Sale of Shares; Certain Liabilities.
        -------------------------------------------------------------

        1.1 Definitions. For purposes of this Agreement, the following terms
            -----------
have the following meanings:

           (a) "affiliate", with respect to any person, means any other person controlling, controlled by or under common control with such person;

           (b) "Accounts Receivable" means all accounts and notes receivable and other claims for money due to the Selling Companies arising from the rendering of services or the sale of goods or materials, and all negotiable instruments or other instruments and chattel paper generated in connection with the conduct of the Business;

           (c) "Books and Records" means all of the books and records, manuals, files and operating data (including without limitation patient and customer records, referral source records, Medicare, Medicaid, Eldercare and other cost reports, tax returns, payroll records, employee benefits records, employee information, accounts payable records, inventory records, maintenance records and asset history records, patient and customer lists, ledgers, sales and credit reports, marketing and service records, credit information, distribution records, economic, demographic and other studies, business plans and other proposals and any other financial information, and computer software and data in computer readable and/or machine readable form used to maintain such books and records, together with the media on which such software and data are stored and all documentation relating thereto) of the Selling Companies;

           (d) "Contracts" means all rights of the Selling Companies under all contracts, agreements and commitments (including without limitation third party payor agreements, Medicare, Medicaid, Eldercare and other provider agreements, the Personal Property Leases and the Real Property Leases and contracts of the type referred to in Section 3.12(a));
                    ---------------

           (e) "Environmental Laws" means all federal, state, county or local environmental statutes, regulations, ordinances, administrative or judicial judgments or orders (including without limitation the Resource Conservation Recovery Act of 1976, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Clean Air Act, the Clean Water Act, the Hazardous Material Transportation Act, the Safe Drinking Water Act, the Federal Water Pollution Control Act, and the Toxic Substances Control Act and any similar federal, state or local laws and any regulations under any of the foregoing).

           (f) "Equipment" means all of the Selling Companies' furniture, fixtures, equipment and machinery, vehicles, supplies, computer hardware and software (including all documentation relating thereto), office equipment, improvements, parts and other tangible personal property other than Inventory, whether or not obsolete, including such equipment used in operating the Business;

           (g) "Excluded Assets" means the life insurance policies owned by any Selling Company insuring the life of Seller;

           (h) "Improvements" means all of the Selling Companies' interest in Leased Real Property and in all leasehold improvements thereto;

           (i) "Intellectual Property Rights" means all of the Selling Companies' intellectual property rights relating to the Business, including the right to use computer software programs, patents and applications therefor, know-how, trade secrets, secret formulas, business and marketing plans, copyrights and applications therefor, trademarks, service marks, trade names and all logos, names and slogans used by the Seller Companies in conjunction with the Business including without limitation the Selling Companies' right to use their names and any variations thereof, in each case, to the extent that the Selling Companies possess such rights (collectively, the "Intellectual Property Rights");

           (j) "Inventory" means all inventory of the Selling Companies (including durable medical equipment used for demonstration purposes, leased, rented or on consignment);

           (k) "Leased Real Property" means all of the Selling Companies' interest in all buildings, facilities and other structures and improvements subject to a Real Property Lease;

           (l) "Permits" means all of the Selling Companies' certificates of need, Medicare, Medicaid, Eldercare and other licenses, provider numbers, permits, franchises, registrations and regulatory approvals used in connection with the Business to the extent transferable under applicable law or with any required consent;

           (m) "Personal Property Leases" means all leases of personal property under which any of the Selling Companies is a lessee or lessor;

           (n) "Prepaid Expenses" means all of the Selling Companies' prepaid insurance, rent, taxes and other expenses, advance payments, deferred charges, rights of offset, security and other deposits deposited by Selling Companies with third parties with respect to Leased Real Property or otherwise, and claims for refunds, credits and the like;

           (o) "Real Property Leases" means all leases of real property under which any of the Selling Companies is a lessee or lessor; and

           (p) "Related Party" means (i) any past or present partner, shareholder or affiliate of the Selling Parties, (ii) any director, officer, partner or shareholder of any affiliate of the Selling Parties, including without limitation, NSS and NSI, (iii) any relative or spouse of any such person or (iv) Seller.

        1.2   Purchase of Shares.  On the terms and subject to the conditions
              ------------------
contained in this Agreement, Seller agrees to sell, assign, transfer and deliver to Purchaser and Purchaser agrees to purchase from Seller, free and clear of all liens or other encumbrances, all issued and outstanding shares of capital stock of RSD (collectively referred to herein as the "Shares").

        1.3   Assets Owned by Related Parties; Excluded Assets.  If any Related
              ------------------------------------------------
Party owns any assets that are used in the operation of the Business, Seller shall cause such Related Party to transfer such assets to the Selling Parties prior to Closing (at no cost to Purchaser). The Excluded Assets shall be transferred to Seller prior to the Closing.

        1.4   Loan Repayment and Capitalization.  The Selling Parties
              ---------------------------------
acknowledge and agree that Schedule 1.4 sets forth a complete and accurate list
                           ------------
of all indebtedness for borrowed money provided to the Selling Companies, including without limitation, principal and interest under (i) all loans provided by LINC Financial (the "Linc Indebtedness"), (ii) all loans provided by Merrill Lynch (the "Merrill Lynch Indebtedness"), (iii) all loans provided by Elayne and Julian Roberts (the "Roberts Indebtedness"), (vi) the August Seller Loan and (v) all other loans provided by Seller (the "Seller Indebtedness")(the Seller Indebtedness shall not include the August Seller Loan). Contemporaneous with the Closing, (x) Purchaser and HHCA shall cause the Selling Companies to pay in full the Linc Indebtedness, the Merrill Lynch Indebtedness, the Roberts Indebtedness and the August Seller Loan and shall provide the Selling Companies with sufficient funds to enable such payments to be made, (y) Seller shall repay in full the HHCA Loan, and (z) the Seller Indebtedness shall be contributed to the capital of RSD and extinguished to the extent necessary to cause the Consolidated Net Book Value of RSD (hereinafter defined) to equal the Base Net Book Value (hereinafter defined)(the "Contribution to Capital") and the remaining Seller Indebtedness, if any (the "Remaining Seller Indebtedness"), shall be repaid in full by the Selling Companies. Notwithstanding the foregoing, Seller shall be responsible for any stated prepayment fees and any other similar fees, if any, incurred in connection with the retirement of the foregoing obligations.

     2.  Acquisition Price and Closing.
         -----------------------------

        2.1   Acquisition Price.  The maximum aggregate acquisition price for
              -----------------
the Shares shall be Seven Million Seven Hundred Fifty Thousand Dollars ($7,750,000)(the "Preliminary

Acquisition Price"), subject to adjustment as provided herein (as adjusted, the "Acquisition Price").

        2.2   Manner of Payment.  Subject to adjustment as provided in this
              -----------------
Agreement, at Closing:

          (a) Purchaser and HHCA shall pay to Seller by wire transfer of immediately available funds to such banks and accounts thereat as shall be specified in writing by Seller, the aggregate amount of Four Million Two Hundred Fifty Thousand Dollars ($4,250,000) plus or minus the Estimated Acquisition Price Adjustment (as hereinafter defined).

          (b) Purchaser and HHCA shall deliver to Citizens Bank or another financial institution acceptable to the parties (the "Escrow Agent") (i) cash in the amount of One Million Dollars ($1,000,000)(the "Holdback Amount"), (ii) the Promissory Note of Purchaser and HHCA payable to Seller in the original principal amount of One Million Dollars ($1,000,000) in the form of Exhibit
                                                                    -------
"2.2(b)(1)" hereto (the "Note"), and (iii) stock certificates issued to Seller
-----------
evidencing ownership of unregistered shares of the common stock of HHCA having a value (as determined by this Section) of One Million Dollars ($1,000,000)(the "HHCA Stock"). The HHCA Stock shall be valued on the date of Closing based on the average of the last transaction prices quoted by the NASDAQ System for a share of HHCA common stock during a period of ten (10) trading days occurring immediately prior to the third business day preceding the Closing. The Holdback Amount, the Note and the HHCA Stock will be held in escrow (the "Escrow") by the Escrow Agent in accordance with the terms and conditions set forth in the Escrow Agreement dated the date of Closing among Seller, the Purchasing Parties and the Escrow Agent substantially in the form of Exhibit 2.2(b)(2) hereto (the "Escrow
                                          -----------------
Agreement").

          (c) In the event that Actual Net Revenue (hereinafter defined) for each of the calendar years set forth below (the "Earnout Period") exceeds the minimum net revenue for such year set forth below (the "Target Net Revenue"), Purchaser and HHCA shall pay Seller an amount equal to Three (3) times the difference between the Actual Net Revenue and the Target Net Revenue for each such year (the "Earnout Payment"). The aggregate amount of all Earnout Payments made hereunder shall not exceed Five Hundred Thousand Dollars ($500,000)(the "Maximum Earnout Amount").

  Calendar Year             Target Net Revenue
  -------------             ------------------

      1997           $200,000
      1998           The greater of $200,000 or prior years Actual Net Revenue
      1999           The greater of $200,000 or prior years Actual Net Revenue

     "Eligible Companies" shall mean and be limited to NSS and NSI and shall not include RSD, HHCA or any of their other subsidiaries.

     "Net Revenue" shall mean the Eligible Companies' consolidated net revenue from the provision of professional nursing and related services to private pay patients (i.e. without third party reimbursement) and from the provision of staffing and related services to hospitals, nursing homes and other health care providers, after deduction of all direct costs and expenses of providing such services and an allocation of RSD overhead (which allocation shall be based on the percentage of revenue generated by the Eligible Companies in proportion to the total revenue generated by the Selling Companies), except for income taxes, interest expense and allocated HHCA home office expense to RSD or the Eligible Companies. Net Revenue shall not include revenues and related expenses arising in connection with (i) the sale or provision of services or goods not provided or sold by the Eligible Companies prior to the date hereof, or (ii) businesses acquired after the date hereof. The Purchasing Parties shall endeavor to conduct such excluded businesses through companies other than the Eligible Companies. During the Earnout Period, the Purchasing Parties:

     (i) shall not distribute or reallocate any revenue attributable to the Eligible Companies;

     (ii) shall manage the Eligible Companies in good faith and not with a view towards preventing the Eligible Companies from achieving the Target Net Revenue;

     (iii) shall permit Seller and Salvatore DiSalvo to devote a reasonable amount of time to the Eligible Companies subject to the terms of the Employment Agreements; and

     (vi) shall not materially impair the ability of the Seller to earn the Maximum Earnout Amount, subject to HHCA Policies and Procedures (as defined in the Employment Agreement).

     Within one hundred twenty (120) days after each calendar year referred to above (the "Determination Period"), Purchaser and HHCA shall notify Seller in writing of the Actual Net Revenue from the preceding calendar year and shall provide supporting work papers. Actual Net Revenue shall be determined in accordance with GAAP (hereinafter defined), subject to the modifications set forth herein. Unless there is a disagreement among the parties, the required Earnout Payment will be made within the Determination Period. If Seller does not agree with Purchaser's determination of Actual Net Revenue for any calendar year during the Earnout Period, Seller shall notify Purchaser and HHCA in writing within 30 days of receipt thereof and Purchaser, HHCA and Seller shall use reasonable efforts to resolve such dispute. Any dispute between such parties relating to the required Earnout Payment shall be resolved by Peat Marwick (the "Independent Accountant") who shall be engaged to provide a final and conclusive resolution of all unresolved disputes within thirty (30) calendar days after such engagement. The determination of the Independent Accountant shall be final and binding on such parties and the fees and expenses of the Independent Accountant shall be borne by the party who, in the Independent Accountant's determination, submitted a disputed amount which differs more significantly from the amount finally determined by the Independent Accountant.

     In the event that substantially all of the assets or stock of the Eligible Companies is sold prior to the end of the Earnout Period, at the closing on such sale, Purchaser and HHCA shall pay Seller an amount equal to the Maximum Earnout Amount discounted to present value using a rate of interest equal to eight percent (8%) less any Earnout Payments previously made to Seller; provided, however, that such acceleration shall not be triggered by a merger of HHCA where HHCA is the surviving entity (and Employment Agreements continue in accordance with the terms thereof) or by a merger where HHCA is not surviving entity so long as the surviving entity agrees in writing to continue to pay the Earnout Payments in accordance with the terms hereof and to honor the terms of the Employment Agreements. In the event that Seller's or Salvatore DiSalvo's employment under the Employment Agreements (hereinafter defined) is terminated for any reason, the Earnout Payments, if any, will continue to be made in accordance with the terms hereof.

        2.3  Acquisition Price Adjustment.
             ----------------------------

             (a) The Preliminary Acquisition Price shall be adjusted (the "Acquisition Price Adjustment") upward or downward on a dollar-for-dollar basis, as applicable, to the extent that the "Consolidated Net Book Value of RSD" (as hereinafter defined) reflected on the Closing Date Balance Sheet is greater or less than Sixty Thousand Dollars ($60,000) (the "Base Net Book Value"). For purposes of this Agreement, "Consolidated Net Book Value of RSD" shall mean the aggregate value reflected on the Closing Date Balance Sheet (determined in accordance with generally accepted accounting principles consistently applied ("GAAP")) of the Selling Companies' (i) cash, (ii) Accounts Receivable (less allowance for doubtful accounts and reserves for cost report disallowances and contractual allowances)(the "Closing Date Accounts Receivable"), plus (iii) Inventory, plus (iv) Prepaid Expenses, plus (v) Equipment and Improvements (net of accumulated depreciation), plus (vi) the Contribution to Capital, less (vii) cash overdrafts, less (viii) short term and long term borrowings including the Linc Indebtedness, the Merrill Lynch Indebtedness, the Roberts Indebtedness, the August Seller Loan and the Remaining Seller Loan, if any, less (ix) amounts due to Medicare and other third party payors, less (x) accounts payable, accrued expenses and other liabilities (the "Accounts Payable and Accrued Expenses") and less (xi) customer deposits.

             (b) For purposes of determining Consolidated Net Book Value of RSD, (i) the Excluded Assets and the Selling Parties Expenses (hereinafter defined, which shall be borne entirely by Seller and not the Selling Companies) shall not be taken into account, (ii) the Linc Indebtedness, the Merrill Lynch Indebtedness, the Roberts Indebtedness, the August

Seller Loan and the Remaining Seller Indebtedness, if any, shall be treated as if each such loan was still outstanding and (iii) the Contribution to Capital shall be taken into account.

             (c) At least five (5) business days prior to Closing, Seller will cause Simione & Simione (the "Selling Parties' Accountant") to deliver to Purchaser a good faith estimate of the Acquisition Price Adjustment (the "Estimated Acquisition Price Adjustment") as of September 30, 1996 adjusted to reflect an estimate of the actual balance of any cash and indebtedness as of the Closing. Purchaser and its accountants shall have the right to participate in the determination of the Estimated Acquisition Price Adjustment.

             (d)   As promptly as practicable (but in no event later than ninety
(90) calendar days after the Closing Date) Seller shall cause the Selling Parties' Accountant to prepare in accordance with GAAP (subject to the adjustments required by this Agreement) and deliver to Purchaser and its accountants for their review and comment (i) a consolidated balance sheet for the Selling Companies dated as of the Closing Date (the "Closing Date Balance Sheet"), (ii) a consolidated income statement for the Selling Companies dated as of the Closing date (the "Closing Date Income Statement") and (iii) an accompanying closing statement (the "Closing Statement") reasonably detailing as of the Closing Date its final determination of each element of the Acquisition Price Adjustment. To facilitate the preparation of the foregoing financial statements, the Purchaser shall provide the Selling Parties' Accountant and Seller with reasonable and complete access to the Books and Records and to the Selling Companies' personnel; provided, however that Purchaser and its accountants shall have the right to participate in the preparation of the foregoing financial statements and that such access will not unreasonably interfere with the operations of the Selling Companies. Seller shall cause the Selling Parties' Accountants to provide Purchaser and its accountants with such supporting documentation as they shall reasonably request.

             (e) If Purchaser objects to any amounts reflected on the Closing Date Balance Sheet, the Closing Date Income Statement or the Closing Statement, Purchaser must, within twenty (20) calendar days after Purchaser's receipt of the Closing Date Balance Sheet, the Closing Date Income Statement and Closing Statement, give written notice (the "Notice") to Seller specifying in reasonable detail Purchaser's objections, or the Selling Parties' Accountant's determination of the Acquisition Price Adjustment and the financial statements referred to above shall be final, binding and conclusive on the parties. With respect to any disputed amounts, the parties shall meet in person and negotiate in good faith during the fifteen (15) calendar day period (the "Resolution Period") after the date of Seller's receipt of the Notice to resolve any such disputes. If the parties are unable to resolve all such disputes within the Resolution Period, then within five (5) business days after the expiration of the Resolution Period, all disputes shall be submitted to the Independent Accountant who shall be engaged to provide a final and conclusive resolution of all unresolved disputes within thirty (30) calendar days after such engagement. The determination of the Independent Accountant shall be final, binding and conclusive on the parties hereto, and the fees and expenses of the Independent Accountant shall be borne by the party who, in the Independent Accountant's determination, submitted a disputed amount which differs more significantly from the amount finally determined by the Independent Accountant.

             (f) If the Acquisition Price Adjustment (as finally determined in accordance with the provisions set forth above) is a (i) positive amount, then, within five (5) business days after such final determination, Purchaser shall pay to Seller such amount in immediately available funds, or (ii) negative amount, then, within five (5) business days after such final determination, the
Seller shall pay to Purchaser such amount in immediately available funds.   If
Seller fails to pay such amount, the parties shall cause the Escrow Agent to release to Purchaser from the Escrow such unpaid amount in immediately available funds. Notwithstanding the foregoing, all undisputed amounts shall be paid promptly by the party responsible for the payment thereof.

        2.4  Uncollected Accounts Receivable Adjustments.  In the event
             -------------------------------------------
that all of the Closing Date Accounts Receivable (less reserves for bad debts, cost report disallowances and contractual allowances set forth on the Closing Date Balance Sheet) are not fully collected by Purchaser within fifteen (15) months after the Closing (the "Uncollected Accounts Receivable"), the parties shall cause the Escrow Agent to release to Purchaser in immediately available funds from the Escrow an amount equal to the Uncollected Accounts Receivable and Seller shall promptly pay to Purchaser any remaining deficiency. Any Uncollected Accounts Receivable shall be assigned to Seller without recourse to Purchasing Parties and to the extent that any such Uncollected Accounts Receivable are collected by Purchaser or the Selling Companies after such assignment, they shall be promptly paid over to Seller. Purchaser shall use commercially reasonable efforts to collect the Closing Date Accounts Receivable in accordance with its established collection practices and policies; provided, however, that Purchaser shall not be required to engage a collection firm or to commence any legal action in connection therewith. Seller may pursue and collect any Uncollected Accounts Receivable assigned to Seller. Notwithstanding the foregoing, with respect to the collection of Medicare Uncollected Accounts Receivable, (i) such amounts shall not be assigned to Seller, (ii) Purchaser (with the assistance of Seller) shall appeal any such amounts which remain unpaid after 15 months and (iii) the proceeds thereof, if any, when collected, less the reasonable costs incurred in the collection thereof, will be paid by Purchaser promptly to Seller.

        2.5   Unbooked Cost Adjustments.  In the event that after the Closing
              -------------------------
the Selling Companies shall incur or receive any Medicare, Medicaid, Eldercare or other unbooked cost adjustment or audit (which is not taken into account as part of the Acquisition Price Adjustment) with respect to any period prior to the Closing, any such negative cost or audit adjustments shall be promptly reimbursed by Seller and any such positive cost or audit adjustments shall be promptly paid to Seller by Purchaser. Purchaser (with the assistance of

Seller) shall appeal any audit determinations at Seller's request, and the proceeds thereof, if any, when collected, less the reasonable costs incurred in the collection thereof, will be paid by the Purchaser promptly to Seller.

        2.6  Holdback Amount.  Subject to the provisions of Section 11
             ---------------                                ----------
of this Agreement, as security for the indemnities and other agreements of the Selling Parties contained in this Agreement, on the Closing Date the Escrow Agent shall retain the Holdback Amount, the Note and the HHCA Stock in accordance with the terms of the Escrow Agreement. Nothing in this Section 2.6
                                                                    -----------
or in the Escrow Agreement shall be construed as limiting the liability of the Selling Parties under this Agreement to the amount of the Holdback Amount, the Note or the HHCA Stock nor shall that amount be considered as liquidated damages for any breach of this Agreement by the Selling Parties.

        2.7  The Closing.  Unless this Agreement shall have been earlier
             -----------
terminated in accordance with the terms hereof, the transactions contemplated by this Agreement shall be consummated (the "Closing") at the offices of Kleinbard, Bell & Brecker on the last business day to fall within the ten (10) calendar day period after receipt by Purchaser of the Regulatory Approvals (as hereinafter defined), or at such other place or on such other date as Purchaser and Seller may agree in writing; provided, however, that if Purchaser shall have waived the condition that the Regulatory Approvals be granted (in accordance with the provisions of Section 5.10), the Closing shall be consummated on the last
              ------------
business day to fall within the ten (10) calendar day period after Purchaser notifies Seller in writing of Purchaser's intention to waive such condition. The date on which the Closing shall occur is referred to in this Agreement as the "Closing Date". The Closing shall be deemed to have occurred as of 12:01 a.m. on the Closing Date.

     3.  Representations and Warranties of Seller.   Selling Parties jointly and
         ----------------------------------------
severally represent and warrant to Purchasing Parties that:

        3.1  Organizational Status.  RSD, NSH and NSS are New Hampshire
             ---------------------
corporations duly organized, validly existing and in good standing under the laws of the State of New Hampshire and have all requisite corporate power and authority to own, lease and operate their respective assets, properties, and the Business, and to carry on the Business as now being conducted. NSL and NSI are Massachusetts corporations duly organized, validly existing and in good standing under the laws of the State of Massachusetts and have all requisite corporate power and authority to own, lease and operate their respective assets, properties, and the Business, and to carry on the Business as now being conducted. The copies of the articles of incorporation and bylaws of RSD, NSH, NSL, NSI and NSS, each as amended to date, which have been heretofore delivered to Purchaser, are correct and complete and are in full force and effect. The Seller is the sole stockholder of RSD. RSD does not, directly or indirectly, own any stock of, or any interest in, any other person, except for NSH, NSL, NSS and NSI which are each wholly owned subsidiaries of RSD.

          3.2   Qualification.  Each Selling Company is duly qualified to
                -------------
do business as a foreign corporation and is in good standing as a foreign corporation in all states or jurisdictions in which the nature of the Business as presently operated by it or the character of the property owned or leased by it with respect to the Business makes such qualification or authorization necessary, except where the failure to be so qualified would not have a material adverse effect on the Selling Companies taken as a whole.

          3.3   Authorization; No Conflict.  Each Selling Company has the
                --------------------------
corporate power and authority and the Seller has the legal right and power required to enter into, execute and deliver this Agreement and the documents and other agreements required to be executed and delivered hereunder and to perform fully their obligations hereunder and thereunder. This Agreement has been duly executed and delivered and constitutes, and each of the other agreements and documents to be delivered by a Selling Party hereunder when executed and delivered by such Selling Party will constitute, the valid and binding obligation of such Selling Party, enforceable in accordance with their respective terms, except to the extent that enforceability may be limited by the effect of bankruptcy, reorganization or other similar laws relating to or affecting the rights of creditors generally. Except as set forth on Schedule
                                                                     --------
3.3, the execution, delivery and performance of this Agreement and the documents
---
and other agreements to be delivered hereunder by the Selling Parties and the consummation of the transactions contemplated hereby and thereby by the Selling Parties will not (i) violate any provision of a Selling Companies articles of incorporation or bylaws, (ii) violate, conflict with or result in the breach of any of the terms of, result in a material modification of the effect of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any material contract or other agreement to which a Selling Party is a party or by or to which any of them or any of their respective assets or properties may be bound or subject, (iii) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body by which any Selling Party or the assets, properties or Business of a Selling Party is bound, which could reasonably be expected to have a material adverse effect on the Selling Companies, the Shares or the Business taken as a whole. (iv) violate any statute, law or regulation, which violation could reasonably be expected to have a material adverse effect on the Selling Companies, the Shares or the Business taken as a whole or (v) violate or cause any revocation of or limitation on any Permit (A) which is necessary to the lawful conduct of the Business or (B) the violation, revocation or limitation of which could reasonably be expected to have a material adverse effect on the Selling Companies, the Shares or the Business taken as a whole.

          3.4   Financial Statements of Seller.  Selling Parties have
                ------------------------------
delivered to Purchaser copies of the consolidated and unconsolidated, as applicable, financial statements of the Selling Companies (including balance sheets, statements of income and retained earnings, and statements of cash flows, together with notes thereto) as of June 30, 1996, 1995 and 1994 (collectively, the "Financial Statements"). As used herein the term "Balance Sheet Date" shall mean June 30, 1996. The Financial Statements were reviewed (except the June 30, 1996 Financial Statements which have been audited) by Simione & Simione certified public accountants whose report without qualification thereon is included with such Financial Statements. The Financial Statements (i) fairly present the financial condition, assets and liabilities of the Selling Companies at their respective dates and the results of their operations and changes in their cash flows for the periods covered thereby, (ii) were prepared in accordance with GAAP, and (iii) were prepared from the books and records of RSD and its subsidiaries. Selling Parties have also delivered to Purchaser copies of the consolidated balance sheet of RSD (the "Interim Balance Sheet") as of August 31, 1996 (the "Interim Balance Sheet Date"), and a consolidated statement of operations of RSD for the period then ended (collectively, the "Interim Financial Statements"). The Interim Financial Statements (x) fairly present the financial condition, assets and liabilities as of such date and the results of operations of the Selling Companies for the period covered thereby, (y) were prepared in accordance with the same accounting principles used to prepare the Financial Statements except with respect to the absence of notes thereto and with respect to customary year-end adjustments consistent with past practices (which adjustments are not material to the Selling Companies), and (z) were prepared from the books and records of the Selling Companies.

          3.5   Compliance with Laws.
                --------------------

                (a)   Except as otherwise set forth on Section 3.5, the Selling
                                                       -----------
Companies are in compliance with all applicable federal, state and local laws, regulations and ordinances (including those relating to reimbursement, reporting requirements, certification standards, patient utilization, limitations on ownership and other financial relationships between a provider and its referral sources, pharmaceuticals, medical devices and the provision of medical and related services) and any applicable requirements of any governmental or regulatory body, court or arbitrator affecting the Business or the assets of the Selling Companies, except for noncompliance which has not and would not have a material adverse effect on the Selling Companies or the Business taken as a whole. Except as otherwise set forth on Section 3.5, the Selling Parties have
                                         -----------
not received notice to the effect that, or otherwise been advised that, the Selling Companies are not in compliance with any Permits, statutes, regulations, orders, ordinances or other laws, and have not taken any action or failed to take any action that is a violation of any such Permits, statutes, regulations, orders, ordinances or other laws.

                (b) The Selling Companies are certified for participation in, and are parties to provider agreements for payment by federal Medicare and New Hampshire and Massachusetts Eldercare and Medicaid programs (the "Programs"). All of the cost reports of the Selling Companies, including their home office cost reports for the Programs for their last three (3) fiscal years, have been filed when due or within valid extension periods and were prepared in all material respects in accordance with all applicable laws, regulations and principles governing reimbursement under the Programs. Except as otherwise disclosed on Schedule 3.5, there are no
             ------------
pending appeals, judgements, challenges, audits or litigation to reopen cost reports with respect to the Programs and no notices of intent to the contrary have been provided to the Selling Companies. Except as otherwise set forth on
Section 3.5, each of the Selling Companies is in good standing with the United
-----------
States Department of Health and Human Services, to the extent applicable, and all similar New Hampshire and Massachusetts state agencies where good standing is so required. The Selling Companies have not, directly or indirectly, offered, paid, solicited or received any remuneration in return for the referral of products or services in violation of the Programs, any federal or state laws and regulations promulgated thereunder, or any requirements imposed by third-party payors.

          3.6   Permits.  Schedule 3.6 sets forth all of the Permits
                -------   ------------
necessary to operate the Business as now operated, and are validly issued in the name of the Selling Companies. Such Permits are in full force and effect, are unimpaired by any acts or omissions of the Selling Parties, are valid for the balance of the current license term, if any, applicable generally to each such Permit. Except as otherwise set forth on Section 3.6, each Permit is
                                              -----------
transferrable with such consents of third parties as are set forth in Schedule
                                                                      --------
3.13, and is sufficient in all material respects to permit the continued lawful
----
operation of the Business after the Closing as currently conducted.

          3.7   Litigation.  Except as set forth on Schedule 3.7, there is
                ----------                          ------------
no action, suit, claim, arbitration, investigation or other legal or administrative proceeding or audit or claim by any insurance company, managed care organization, third party payor or other third party (collectively, "Actions") pending or, to the Selling Parties' knowledge, threatened against the Selling Companies with respect to the Business, any of the their assets, the Plans or any employee (in his or her capacity as such) of a Selling Company. There is no outstanding any order, writ, injunction, decree, or judgment of any court, governmental or regulatory body or arbitration tribunal applicable to any Selling Party, the Business or their respective assets. There is no pending Action which has been brought by or on behalf of any Selling Party with respect to the Business or its assets in any court or before any governmental or regulatory body or arbitration tribunal.

          3.8   Leased Real Property.  Schedule 3.8 sets forth a list of
                --------------------   ------------
all of the Real Property Leases (together with street addresses). There have been delivered to Purchaser true and complete copies of all of the Real Property Leases. All of the Real Property Leases are valid, in full force and effect and binding upon the Selling Companies, and to the Selling Parties' knowledge, the other parties thereto, enforceable in accordance with their respective terms; and, except as set forth on Schedule 3.8, Selling Parties have satisfied in all
                            ------------
material respects all liabilities and obligations thereunder through the date hereof, are not in default under any of them, nor does any condition exist that, with notice or lapse of time or both, would constitute such a default. To the Selling Parties' knowledge, no other party to any Real Property Lease is in default thereunder, nor, to the Selling Parties' knowledge, does any condition exist that, with notice or lapse of time or both, would constitute such a default.

          3.9    Accounts Receivable.  The Accounts Receivable reflected on
                 -------------------
the Financial Statements, the Interim Financial Statements (and the Accounts Receivable created thereafter) and the Closing Date Accounts Receivable reflected on the Closing Date Balance Sheet represent bona fide claims of Selling Companies against debtors for sales, performance of services or other transactions in the ordinary course of business. The Accounts Receivable are subject to no defenses, counterclaims or rights of set-off and are fully collectible in the ordinary course of business within 15 months after the Closing, without costs and expenses of collection agents or attorneys in collection efforts therefor, except to the extent of appropriate reserves for bad debts, cost report disallowances and contractual allowances, as set forth in the Financial Statements, the Interim Financial Statements or the Closing Date Balance Sheet, as applicable. Except as otherwise provided on Schedule 3.9, the
                                                               ------------
Selling Companies do not maintain a lock box at any location for the collection of Accounts Receivable.

          3.10   Inventory.  The Inventory (i) was purchased in the ordinary
                 ---------
course of business and (ii) consists only of new and, subject to the last sentence of this Section 3.10, complete items of Inventory (i.e., all component
                 ------------
parts are included). All Inventory which is obsolete, discontinued or of below standard quality was discounted in value to net realizable value on such Schedule. No write-offs or charges against Inventory have been made since the Balance Sheet Date, except for charges in the ordinary course of business for sales of Inventory. None of the Inventory is unusable or not saleable in the lawful and ordinary course of business because of legal restrictions, failure to meet specifications, damage, physical deterioration or for any other cause.

          3.11   Personal Property Leases.  Set forth on Schedule 3.11 is a
                 ------------------------                -------------
true and complete list of all material Personal Property Leases, copies of which have been previously delivered to Purchaser. Each Personal Property Lease is valid, binding and enforceable against the Selling Companies in accordance with its terms. Except as set forth on Schedule 3.11, Selling Parties have satisfied
                                   -------------
in all material respects all liabilities and obligations thereunder through the date hereof, are not in default under any of them, nor does any condition exist that, with notice or lapse of time or both, would constitute such a default. To the Selling Parties' knowledge, no other party to any Personal Property Lease is in default thereunder, nor, to the Selling Parties' knowledge, does any condition exist that, with notice or lapse of time or both, would constitute such a default.

          3.12   Contracts and Other Agreements.
                 ------------------------------

                 (a)  Schedule 3.12 sets forth all written or oral contracts
                      -------------
and other agreements to which a Selling Party is a party or by or to which it is or any of its assets are bound or subject, including without limitation:
(i) contracts and agreements with any labor union or association representing any employee; (ii) contracts and agreements (including barter arrangements) for the purchase or sale of materials, supplies, merchandise, equipment or services; (iii) contracts and agreements for the sale of any of the assets or properties of the Business (except for the sale of medical equipment in the ordinary course of business) or for the grant to any person of any preferential rights to purchase any of the assets or properties relating to the Business; (iv) joint marketing, joint venture and partnership agreements;
(v) contracts and agreements under which a Selling Party agrees to indemnify any party or to share any tax liability of any party; (vi) contracts and other agreements with suppliers for the rebating of charges or other similar arrangements; (vii) contracts and agreements containing covenants of a Selling Party not to compete in any line of business or with any person in any geographical area or covenants of any other person not to compete with a Selling Party in any line of business or in any geographical area; (viii) contracts and other agreements relating to the acquisition by a Selling Party of any operating business or the capital stock of or other interest in any other person; (ix) options for the purchase of any asset, tangible or intangible; (x) contracts and agreements requiring the payment to any person of a royalty, override or similar commission or fee; (xi) contracts and agreements relating to the borrowing of money; (xii) any guaranty, performance or completion bond or surety contract or agreement; (xiii) contracts and agreements for the development, display or promotion of any products or services; (xiv) contracts and agreements for the employment for any period of time whatsoever or in regard to the employment, or restricting the employment, of any salaried employee of a Selling Party employed in the Business; (xv) outstanding powers of attorney executed on behalf of a Selling Party; (xvi) third-party payor agreements (including provider agreements for the Programs), managed care agreements, and agreements relating to the provision of health care, pharmaceuticals, goods and services and (xvii) any other material contract or agreement whether or not made in the ordinary course of business.

          (b) There have been delivered to Purchaser true and complete copies of all of the contracts and agreements set forth or required to be set forth on Schedules 3.8, 3.11 and 3.12 or on any other Schedule, and there are no other
----------------------------
material terms of such contracts or other agreements except as set forth on such copies. Except as disclosed on Schedule 3.12 or on the respective Schedule to
                                -------------
which it pertains, all of such contracts and other agreements are valid, in full force and effect, binding upon the Selling Parties, and, to the Selling Parties' knowledge, the other parties thereto and enforceable against the Selling Parties in accordance with their respective terms; and the Selling Parties have satisfied in all material liabilities and obligations thereunder through the date hereof, are not in default in any material respect under any of them, nor, to the Selling Parties' knowledge, does any condition exist which, with notice or lapse of time or both, would constitute such a material default. To the Selling Parties' knowledge, no other party to any such contract or other agreement is in default thereunder, nor, to the Selling Parties' knowledge, does any condition exist which, with notice or lapse of time or both, would constitute such a default thereunder.

          3.13   Consents.  Except for the consents of such third parties as
                 --------
are separately identified on Schedule 3.13, no approval, consent or
                             -------------
authorization of, or registration or filing with any person is required in connection with the execution and delivery of this Agreement by the Selling Parties or the consummation of the transactions contemplated hereby by the Selling Parties (including with respect to any Personal Property Lease, Real Property Lease, Intellectual Property Right or any other Contract).

          3.14   Intellectual Property Rights.  All Intellectual Property
                 ----------------------------
Rights owned or licensed by or to the Selling Parties relating to the Business are listed and described on Schedule 3.14. To Selling Parties' knowledge, all
                            -------------
such Intellectual Property Rights are valid, uncontested and in good standing subject to no liens or other encumbrances, and the Selling Parties own or possess adequate and enforceable rights to use any of the foregoing in the manner currently being used with no conflict with or infringement by the Selling Parties of the asserted rights of others.

          3.15   Equipment.  Set forth on Schedule 3.15 is a true, correct
                 ---------                -------------
and complete list of all material items of Equipment (including parts and supplies and all Equipment which is not currently being used in the operation of the Business), which list sets forth the Equipment by type of Equipment and which lists all individual items of Equipment with a book value in excess of $1,000. The Selling Companies have maintained the Equipment materially in accordance with all warranties provided by the vendors or manufacturers thereof. All agreements pursuant to which the Selling Companies may hold or use any interest owned or claimed by the Selling Companies (including options) in or to Equipment are in full force and effect and, to the Selling Parties's knowledge, there is no material default or event which, with notice or lapse of time or both, would constitute such a default. Schedule 3.15 lists all motor vehicles
                                        -------------
and other Equipment for which a certificate of title or origin has been issued to a Selling Company.

          3.16   Title; Location of Assets.  Except as otherwise disclosed
                 -------------------------
on Schedule 3.16, each Selling Company has good and marketable title (fee or
   -------------
leasehold) to all of its assets and properties (tangible and intangible). Except as set forth on Schedule 3.16 with respect to leased property, the
                       -------------
Selling Companies will at Closing have good and marketable title to all of its assets, in each case free and clear of any lien or other encumbrance, assuming that the Linc Indebtedness and the Merrill Lynch Indebtedness is repaid in accordance with the terms of this Agreement. All of Seller's assets are located within the states of New Hampshire and Massachusetts.

          3.17   Undisclosed Liabilities.  The Selling Companies do not (as
                 -----------------------
of the Balance Sheet Date) have any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise, known or unknown to a Selling Party (individually a "Liability" and collectively, the "Liabilities"), except (i) Liabilities reflected and fully reserved against in the Interim Balance Sheet which have not been paid or discharged since the date thereof, (ii) Liabilities disclosed on Schedule 3.17 and (iii) liabili-
                                                -------------
ties incurred since the date of such balance sheet in the ordinary course of business (and not in violation of this Agreement) and consistent with past practice, which liabilities will be fully reflected as liabilities on the Closing Date Balance Sheet, except for Liabilities which, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the Business or the assets of the Selling Companies taken as a whole.

          3.18   Relationships.  The Selling Parties have no knowledge that
                 -------------
any material supplier, referral source, third party payor of the Business or party to an agreement with a Selling Company intends to cancel or otherwise modify its relationship in a material adverse respect with a Selling Company or the Business or to materially decrease or limit its purchases, services, supplies or materials from or to a Selling Company or the Business. The Selling Parties make no representation or warranty as to the effect of the transactions contemplated by this Agreement on any such person or its relationship with the Business or any Selling Party.

          3.19   Employee Benefit Plans.
                 ----------------------

                 (a)   Schedule 3.19 contains a true and complete list of any
                       -------------
pension, profit sharing, retirement, deferred compensation, stock purchase, stock option, phantom stock, stock appreciation right, incentive compensation, bonus, vacation, severance, disability, hospitalization, medical insurance or other employee benefit plan or program which a Selling Company maintains or to which a Selling Company has any present or future obligation to contribute (the "Plans"). The Selling Parties have delivered or made available to Purchaser true and complete copies of all material documents relating to the Plans. The Selling Companies do not have any contract or understanding, whether legally binding or not, to create any additional Plan. Accurate and complete copies of all favorable determination letters from the Internal Revenue Service ("IRS"), the most recent annual return on Form 5500 for each Plan, if applicable, and all applicable actuarial or valuation reports (reporting correctly the value of the assets in the fund as of the date thereof) for each Plan have been delivered to Purchaser.

                 (b) The Selling Companies do not maintain or contribute to any employee pension benefit plan as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

                 (c) Neither the Selling Companies nor any affiliate is (nor were any of their respective affiliated predecessors) obligated to contribute to any multi-employer plan as defined in ERISA Section 3(37) in which any employee of the Business is a participant. Neither the Selling Companies nor any affiliate has ever (nor had any of their respective affiliated predecessors) completely or partially withdrawn (within the meaning of the Multi-employer Pension Plan Amendments Act of 1980) from any multi-employer plan.

          3.20   Employee Relations.
                 ------------------

                 (a) The Selling Companies have not experienced any attempt by organized labor or its representatives to make a Selling Company conform to the demands of organized labor relating to its employees or to enter into a binding agreement with organized labor that would cover the employees of a Selling Company. The Selling Companies have not at any time during the last three (3) years had, nor, to the Selling Parties' knowledge, is there now threatened, (i) a strike, picket, work stoppage or work slowdown relating to the Business or
(ii) any unfair labor practice complaint against a Selling Company before the National Labor Relations Board.

                 (b) Except for statutory and other legal constraints imposed upon employers generally, there are no agreements, arrangements or understandings that would restrict the ability of a Selling Company to terminate the employment of any or all of its employees for any lawful reason or for no reason at all, without penalty or liability, except for accrued but unpaid compensation and COBRA benefits.

                 (c)   Set forth in Schedule 3.20 is the name, past twelve
                                    -------------
months' salary and most recent bonus of each salaried employee of a Selling Company.

          3.21   Transactions with Related Parties.  No Related Party has
                 ---------------------------------
(i) borrowed money from or loaned money to a Selling Company which remains outstanding, except as reflected on Schedule 1.4, (ii) any contractual or other
                                    ------------
claims, express or implied, of any kind whatsoever against a Selling Company (except as otherwise disclosed on Schedule 1.4 and except with respect to
                                  ------------
(x) indemnification rights provided under the articles or bylaws of a Selling Company and similar rights provided under applicable law and (y) employment compensation and related benefits), (iii) any interest in any property or assets used by the Selling Companies or the Business, or (iv) been a director, officer, or employee of, or had any direct or indirect interest in, any entity which has done business with a Selling Company.

          3.22   No Material Adverse Change; Absence of Certain Changes.
                 ------------------------------------------------------

                 (a)   Except as set forth on Schedule 3.22, since the Balance
                                              -------------
Sheet Date, there has been no material adverse change in the business, prospects, operations or condition (financial or otherwise) of the Business or in the assets of the Selling Companies and, to the knowledge of the Selling Parties, no such change is threatened. Since the Balance Sheet Date, the Selling Parties have conducted the Business only in the ordinary course and there has been no damage, destruction or loss adversely affecting the business, operations or condition (financial or otherwise) of the Business or the assets of the Selling Companies, in any material adverse respect, whether or not covered by insurance. Since such date, there has been no loss or interruption in the use of any Permit which has not been fully disclosed to Purchaser and remedied.

                 (b)   Since the Balance Sheet Date, except as set forth in
Schedule 3.22, the Selling Companies have not: (i) mortgaged, pledged or
-------------
subjected to any lien or other encumbrance any of their respective assets; (ii) acquired or disposed of (including through sale, lease, license or other transfer, or through abandonment) any assets or properties except in the ordinary course of business; (iii) forgiven or canceled any debts or claims or waived any rights arising under or in connection with any asset, except with respect to Accounts Receivable that have not been collectible in the ordinary course of business; (iv) adopted, canceled, terminated or amended in any respect any material agreement (including any third-party payor agreement) related to the conduct of the Business; (v) incurred or assumed any debt, obligation or liability (whether absolute or contingent and whether or not currently due and payable) except in the ordinary course of business; (vi) made any wage or salary increase or bonus, or increase in any other direct or any indirect compensation or any severance or termination pay, for or to any employees, consultants, agents or other representatives, or any accrual for or commitment or agreement to make or pay the same, except for annual increases in compensation of employees made in the ordinary course consistent with past practices; (vii) entered into any agreement with any labor union or association representing any employee or adopted, entered into or amended any employee benefit plan except as necessary to comply with ERISA or other applicable legal requirements; (viii) entered into any lease affecting Real Property or any other lease that requires or involves annual lease payments of $2,500 or more; (ix) except for inventory or equipment acquired in the ordinary course of business, made any acquisition of all or any part of the assets, properties, capital stock or business of any other person; (x) incurred any material Liability other than in the ordinary course of business; (xi) entered into any merger, consolidations, recapitalization or other business combination or reorganization; (xii) made any loans, advances or capital contributions to or investments in any person; (xiii) done anything to affect adversely the relationship of a Selling Company with clients, customers, providers, referral sources, third-party payors or any material suppliers or with any governmental or regulatory body; (xiv) made any change in any method of accounting practice; (xv) made any payment or distribution on account of capital stock; or (xvi) entered into any other material contract or other agreement or other transaction respecting the Business or their assets (whether or not with a Related Party).

          3.23   Books and Records.  The Selling Companies have made and
                 -----------------
kept (and have given Purchaser access to) the Books and Records.

          3.24   Insurance.  Set forth on Schedule 3.24 is a list and
                 ---------                -------------
description (including coverage) of all insurance policies or binders of insurance which relate to the Business, correct and complete copies of which have been delivered to Purchaser. No notice of reduction in coverage, increase in premium, or cancellation or non-renewal with respect to, or disallowance of any material claim under, any such policy or binder has been received by the Selling Parties. All such policies provide coverage to the extent and in the manner (i) customary for the home health care industry and for the Businesses of the size and nature conducted by the Selling Companies and (ii) required by law and all agreements to which a Selling Company is a party or otherwise bound. The Selling Companies are not in default under any of such policies or binders, and to the knowledge of Selling Parties, no event has occurred which, with notice or lapse of time or both, would constitute such a default. The Selling Parties have not failed to give any notice or to present any claim under any such policy or binder in a due and timely fashion. Except as set forth on Schedule 3.24, there are no outstan-
                                            -------------
ding unpaid claims under any such policies or binders.

          3.25   Taxes.
                 -----

                 (a)   Except as set forth on Schedule 3.25, the Selling
                                              -------------
Parties have timely filed or caused to be filed with the appropriate taxing authorities all true, correct and complete tax returns for federal, state, municipal, payroll, withholding, excise, income, sales, use, unemployment compensation, personal property, use and occupancy, business and occupation, mercantile, real estate, franchise and other taxes (all the foregoing taxes, including interest and penalties thereon and estimated taxes, being hereinafter collectively referred to as "Taxes") required to be filed by it or them so as to prevent any lien or other encumbrance on any of the Shares or the assets of the Selling Companies. The Selling Parties have delivered or made available to Purchaser complete and accurate copies of all of the Selling Companies' federal, state and local tax returns for the three most recent complete tax years together with copies of all significant correspondence between a Selling Party and any taxing authorities since inception.

                 (b) All Taxes, in respect of periods beginning before the Closing Date, have been timely paid or an adequate reserve has been established therefor in the Financial Statements or will be established on the Closing Date Balance Sheet, and the Selling Companies do not have any liability for Taxes in excess of the amounts so paid or reserves so established or otherwise for periods prior to the Closing Date.

                 (c) The tax returns of the Selling Parties have not been audited by the Internal Revenue Service or any state, local or other relevant taxing authority within the past five (5) years. No deficiencies for Taxes have been claimed, proposed or assessed by any taxing or other governmental authority against a Selling Party within such period. Except as set forth on Schedule
                                                                   --------
3.25, within the past five (5) years, there have been no and, as of the date
----
hereof, there are no pending or, to the best of the Selling Parties' knowledge, threatened audits, investigations or claims for or relating to any additional liability in respect of Taxes in any jurisdiction, and there are no matters under discussion between any Selling Party and any governmental or regulatory body with respect to Taxes that in the reasonable judgment of the Selling Parties is likely to result in an additional liability for Taxes. No extension of a statute of limitations relating to Taxes is in effect with respect to the Selling Parties.

          (d)  None of the Selling Parties have (i) filed any consent under
Section 341(f) of the Code, (ii) executed or been affected by a waiver or consent extending any statute of limitation for federal income or other Tax liability which remains outstanding, (iii) applied for a Tax ruling that has continuing effect (or been affected by a Tax ruling directed to an affiliated corporation which has continuing effect), (iv) entered into or been affected by a closing agreement with any taxing authority that has continuing effect, (v) filed an election under Section 338(g) or Section 338(h)(10) of the Code or caused or been the subject of a deemed election under Section 338(e) thereof,
(vi) made or been affected by a deemed dividend election under Section 1.1502-32 of the Treasury Regulations or a consent dividend election under Section 565 of the Code, (vii) made an election, or been required, to treat any asset of a Selling Company as owned by another person pursuant to the provisions of Section 168(f) of the Code or as tax-exempt bond financed property or tax-exempt use property within the meaning of Section 168 of the Code, (viii) agreed to make, nor been required to make any adjustment under Section 481(a) of the Code, or
(ix) participated in an international boycott under Section 999 of the Code.

          (e)  Except as otherwise disclosed on Schedule 3.25, the Selling
                                                -------------
Companies have at all times been members of an affiliated group of corporations (which included only the Selling Companies, NSS and NSI) within the meaning of
Section 1504 of the Code of which RSD was or is, as the case may be, the common parent.

          (f) None of the Selling Companies has made or become obligated to make, or will, as a result of any event connected with the acquisition of the Stock by Purchaser or any other transaction contemplated herein, make or become obligated to make, any payment that would be not be deductible under Section 280G of the Code (without regard to subsection b(4) thereof).

          (g) No Selling Party is a "foreign person" for purposes of Section 1445 of the Code.

          (h) None of the assets of any Selling Company directly or indirectly secures the payment of debt the interest on which is tax-exempt under the Code.

          (i)  Except as set forth in Schedule 3.25, none of the Selling
                                      -------------
Companies currently is the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made to any Selling Company by an authority in a jurisdiction where any Selling Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no liens, encumbrances or security interests on any of the assets of any of the Selling Companies that arose in connection with any failure (or alleged failure) to pay any Taxes.

          (j) Except as set forth on Schedule 3.25, each Selling Company has
                                     -------------
withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or third party.

          (k) Except as set forth on Schedule 3.25, there is no dispute or claim
                                     -------------
concerning any Tax liability of any Selling Company either: (i) claimed or posed in writing; or (ii) as to which any Selling Party has knowledge based upon personal contact with any agent of such authority.

          (l) No Selling Party has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

    3.26  No Other Agreements to Sell the Assets or Shares. The Selling Parties
          ------------------------------------------------
and any Related Party do not have any commitment or legal obligation, absolute or contingent, to any other person other than Purchaser to sell, assign, transfer or effect a sale of any of the Shares or the assets of the Selling Companies (other than inventory in the ordinary course of business and the factoring of accounts receivable to Linc), to sell or effect a sale of any interest in the Selling Companies, to effect any merger, consolidation, liquidation, dissolution or other reorganization of the Selling Companies, or to enter into any agreement or cause the entering into of an agreement with respect to any of the foregoing.

    3.27  Environmental.  Except as set forth on Schedule 3.27:
          -------------                          -------------

          (a) To the knowledge of the Selling Parties, none of the properties leased by the Selling Companies has underground or above ground storage tanks, or has had any leak, spill, disposal, discharge, or release (collectively, "Release") of any hazardous material or pollutant. Selling Parties have not been responsible for any Release of any "hazardous waste", "hazardous substance" or "toxic substances" (as defined in or regulated by the applicable Environmental Laws (hereinafter defined) in violation of any applicable Environmental Law.

          (b) To the knowledge of the Selling Parties, there are no electrical transformers, fluorescent light fixtures with ballasts, or other equipment containing PCB's in excess of legal requirements on properties leased by Selling Companies.

          (c) No Selling Company has generated "hazardous waste" or "hazardous substances" or "toxic substances", nor have any of such properties been used by a Selling Company for the use, treatment, transportation, storage, handling or disposal of any "hazardous waste" or "hazardous substance" or "toxic substance" in violation of an Environmental Law. No Selling Party has ever received any notice or claim from the Federal or any state or local government or agency concerning the alleged or threatened Release of any such waste or substance.

          (d) There have been no environmental audits or assessments which have been conducted at any Real Property site since the date of a Selling Parties' occupancy thereof, either by a Selling Party or any attorney, environmental consultant or engineer engaged by a Selling Party or, to the Selling Parties' knowledge, by any other person for such purpose.

          (e) The Selling Parties have not released any other person from any claim under any Environmental Law or waived any rights of which they are aware concerning any environmental condition.

    3.28  Non-Solicitation.  Since July 26, 1996, neither the Selling Parties
          ----------------
(nor any of their shareholders, employees, representatives or agents, as appropriate) nor any Related Party has, directly or indirectly, solicited, initiated, encouraged or participated in negotiations in any manner with respect to, or furnished or caused or permitted to be furnished any information to any person (other than Purchaser or Purchaser's representatives, including Advest), in connection with, any inquiry or offer for any purchase or sale of the assets of a Selling Company, the Business, or the Shares, or any portion thereof, or any acquisition, combination or similar transaction involving a Selling Company or any substantial part of the assets of a Selling Company or the Business (a "Third-Party Proposal"). Since such date, a Third-Party Proposal has not occurred.

    3.29  No Bankruptcy.  The Selling Parties are not subject to any voluntary
          -------------
or involuntary proceedings in bankruptcy, reorganization, dissolution or liquidation or to any assignment for the benefit of creditors, and no trustee, receiver or liquidator has been appointed for any Selling Party or any of their respective properties.

    3.30  Shares. The Shares constitute all of the issued and outstanding
          ------
capital stock of RSD and are owned by Seller free and clear of all liens, claims and encumbrances. RSD owns all of the issued and outstanding capital stock of NSH, NSL, NSS and NSI free and clear of all liens, claims and encumbrances. No subscriptions, calls, commitments, options, warrants, rights or agreements to acquire shares of capital stock of any Selling Company have been authorized or issued or are outstanding. There are no securities convertible or exchangeable, actually or contingently, into capital stock of any Selling Company. The Shares have been duly authorized, are validly issued and outstanding and are fully paid and non-assessable. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to any Selling Company.

    3.31  Disclosure.  No representation or warranty of a Selling Party
          ----------
contained in this Agreement, in any Schedule or Exhibit, or any certificate delivered under this Agreement or in connection herewith contains or will contain any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein and therein not mis-leading. Copies of all documents furnished by or on behalf of a Selling Party or a Related Party to Purchaser are complete and accurate in all material respects.

     4.   Representations and Warranties of Purchaser.  The Purchasing Parties
          -------------------------------------------
jointly and severally represent and warrant to the Selling Parties as follows:

          4.1  Organizational Status.  HHCA is a corporation duly organized,
               ---------------------
validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of New Hampshire. Each of the Purchasing Parties has all requisite corporate power and authority to own, lease and operate its assets, properties and business and to carry on its business as now being and as heretofore conducted.

          4.2  Qualification.  Each of the Purchasing Parties is duly qualified
               -------------
to do business as a foreign corporation and is in good standing in all states or jurisdictions in which the nature of its business as presently operated by it or the character of the property owned or leased by it with respect to its business makes such foreign qualification or authorization necessary.

          4.3  Authorization; No Conflict; Shares.
               ----------------------------------

               (a) Each of the Purchasing Parties has the full legal right and all power and authority required to enter into, execute and deliver this Agreement and the documents and other agreements required to be delivered hereunder and to perform fully its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and each of the agreements and documents contemplated hereby by the Purchasing Parties have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by the Purchasing Parties and constitutes, and each of the other agreements and documents to be delivered by the Purchasing Parties hereunder when executed and delivered by the Purchasing Parties will constitute, the valid and binding obligation of the Purchasing Parties enforceable in accordance with their respective terms, except to the extent that enforceability may be limited by the effect of bankruptcy, reorganization or other similar laws relating to or affecting the rights of creditors generally.

               (b)  Except as set forth on Schedule 4.3, the execution, delivery
                                           ------------
and performance of this Agreement by the Purchasing Parties and the documents and other agreements to be delivered hereunder by the Purchasing Parties and the consummation of the transactions contemplated hereby and thereby by the Purchasing Parties will not (i) violate any provision of the Purchasing Parties' articles of incorporation or bylaws, (ii) violate, conflict with or result in the breach of any of the terms of, result in a material modification of the effect of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any material contract or other agreement to which any of the Purchasing Parties is a party or by or to which it or any of their respective assets or properties may be bound or subject, (iii) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body by which any of the Purchasing Parties, or the assets, properties or business of the Purchasing Parties are bound, (iv) violate any statute, law or regulation which violation could reasonably be expected to have a material adverse effect on the Purchasing Parties taken as a whole, or
(v) violate or cause any revocation of or limitation on any permit (A) that is necessary to the lawful conduct of their respective businesses or (B) the violation, revocation or limitation of which could reasonably be expected to have a material adverse effect on their respective businesses taken as a whole.

               (c) The HHCA Stock to be issued to Seller at Closing has been duly authorized, will be validly issued and outstanding and fully paid and non-assessable when issued in accordance with the terms hereof. The HHCA Stock will be issued to Seller in compliance with all applicable federal and New Hampshire securities laws pursuant to valid exemptions from the registration; provided, however that the representations and warranties made by Seller in the Subscription Agreement (hereinafter defined) shall be true and correct in all material respects.

          4.4  Compliance with Laws.  Each of the Purchasing Parties has
               --------------------
operated in, compliance with all applicable federal, state and local laws, regulations and ordinances and any applicable requirements of any governmental or regulatory body, court or arbitrator affecting its business or its assets, except for noncompliance which would not reasonably be expected to have a material adverse effect on a Purchasing Party.

          4.5  Consents.  Except for the consents set forth on Schedule 4.5, no
               --------                                        ------------
approval, consent or authorization of, or registration or filing with any person is required in connection with the execution and delivery of this Agreement or the consummation of the other transactions contemplated hereby.

          4.6  Litigation.  Except as set forth on Schedule 4.6, there is no
               ----------                          ------------
Action pending or, to the Purchasing Parties' knowledge, threatened against the Purchasing Parties or any of their assets, which could reasonably be expected to have a material adverse effect on Purchasing Parties taken as a whole. There is no outstanding order, writ, injunction, decree, or judgment of any court, governmental or regulatory body or arbitration tribunal applicable to any Purchasing Party or their respective assets, which could reasonably be expected to have a material adverse effect on Purchasing Parties taken as a whole.

          4.7   SEC Filings.
                -----------

                (a) HHCA has filed or caused to be filed all registration statements, reports or statements, and any amendments thereto required to be filed by it pursuant to the Securities Exchange Act of 1934 and has heretofore furnished to the Selling Parties copies of: (i) HHCA's annual report on form 10-K for the most recent fiscal year; (ii) HHCA's definitive proxy statement for the current fiscal year; and (iii) HHCA's quarterly reports on Form 10-Q for each quarter since its most recent fiscal year (collectively, the "SEC Filings").

                (b)  The SEC Filings were in all material respects prepared in accordance with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder. Set forth on Schedule 4.7 is a description
                                                   ------------
of each event which has occurred since the latest SEC Filing which renders any information contained therein misleading or untrue in any material respect.

          4.8   Financial Statements. HHCA has delivered to Selling Parties
                --------------------
copies of its consolidated financial statements (including balance sheets, statements of earnings, statements of stockholders' equity and statements of cash flows, together with notes thereto) as of June 30, 1996 and 1995 (collectively, "HHCA's Financial Statements"). HHCA's Financial Statements were audited by Coopers & Lybrand, independent certified public accountants, whose report without qualification thereon is included with such Financial Statements. HHCA's Financial Statements (i) fairly present the financial condition, assets and liabilities of HHCA at their respective dates and the results of operations and changes in cash flows for the periods covered thereby, (ii) were prepared in accordance with generally accepted accounting principles, and (iii) were prepared from the books and records of HHCA.

          4.9   Disclosure.  No representation, warranty or statement of a
                ----------
Purchasing Party contained in this Agreement, in any Schedule or Exhibit, or any agreement or document delivered under this Agreement or in connection herewith contains or will contain any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein and therein not misleading.

     5.   Covenants of the Parties.  The Selling Parties and the Purchasing
          ------------------------
Parties covenant and agree with the other as follows:

          5.1   Conduct of Business.  Except as otherwise disclosed on
                -------------------
Schedule 5.1, from the date hereof until the Closing Date, the Selling Parties
-------------
agree that they will, unless otherwise consented to in writing by Purchaser:


                (a) cause the Selling Companies to carry on the Business in, and only in, the usual, regular and ordinary course in substantially the same manner as heretofore carried on; preserve intact the Permits and the present business organization of the Business; use best efforts to keep available the services of the present employees of the Business (except as provided in Section 5.6);
                                                             -----------
encourage such employees to continue their employment with the Selling Companies; maintain insurance; perform obligations; comply with applicable laws; maintain complete and accurate records; pay all taxes when due; and use best efforts to preserve its relationships with clients, providers, suppliers and others having business dealings with the Business to the end that its goodwill and ongoing business shall be conducted on substantially the same basis on the Closing Date as on the date hereof;

               (b) maintain, in accordance with the Selling Companies' past practices and in accordance with any vendor or manufacturer warranties, the Improvements, Equipment and other personal property of the Business in the same condition as on the date hereof, except for depletion, depreciation, ordinary wear and tear and damage by unavoidable casualty;

               (c) keep in full force and effect insurance of the same type and in amounts at least equal to that carried by the Selling Companies with respect to the Business and the Purchased Assets on the date hereof;

               (d) perform all of their obligations under all contracts and other agreements relating to the Business, including the discharge of all accounts payable of the Business according to the terms and conditions of all invoices therefor except when the amount thereof is being contested in good faith, by appropriate proceedings and with adequate reserves therefor being set aside on the Books and Records (and if still being contested as of the Closing Date, on the Closing Date Balance Sheet);

               (e) maintain true, correct and complete books of account and records relating to the Business;

               (f) comply in all material respects with all statutes, laws, ordinances, rules and regulations applicable to the conduct of the Business;

               (g) promptly upon its knowledge thereof, advise Purchaser in writing of the termination or resignation of any key employee and, to their knowledge, the circumstances therefor;

          (h) not amend their respective articles of incorporation or by-laws (or comparable constitutive documents);

          (i) not declare, set aside or pay any dividend or make any distribution on, with respect to or in exchange for shares of their capital stock;

          (j) not issue, grant, sell or pledge any shares of, or rights of any kind to acquire any shares of, its capital stock, or purchase, redeem or otherwise acquire any shares of their capital stock;

          (k) not acquire any assets or properties, other than in the ordinary course of business consistent with past practice;

          (l) not sell, lease, transfer, dispose of, encumber or mortgage any assets or properties, other than in the ordinary course of business consistent with past practice, except for the Excluded Assets;

          (m) not enter into any merger, consolidation, recapitalization or other business combination, reorganization or acquisition;

          (n) not create, incur or assume any indebtedness for borrowed money except in the ordinary course of business consistent with past practice (and in any event not in an amount exceeding $50,000), or prepay any part of the principal or interest of any existing indebtedness before the due date thereof;

          (o) not assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person or entity except endorsements of negotiable instruments in the ordinary course of business consistent with past practice;

          (p) not sell, transfer, license or otherwise dispose of any material asset, it being expressly agreed and understood that all material assets shall continue to be assets of the Selling Companies and shall not be liquidated, transferred or sold until after the Closing;

          (q) not waive, release, grant or transfer any rights of value or modify or change in any material respect any existing license, lease, contract or other documents other than in the ordinary course of business consistent with past practice;

          (r) not make aggregate capital expenditures and commitments therefor, which, when taken together with all other capital expenditures and commitments of the Selling Parties existing or made during such period, would exceed $50,000;

          (s) not make any change in any method of accounting or accounting practice, except as may be required by law or by GAAP and after written notice to the Purchaser;

          (t) not increase the compensation payable or to become payable to any of their employees except for normal periodic increases in the ordinary course of business that are made in accordance with established compensation policies of the Selling Parties;

          (u) not make any payment or provision with respect to any Benefit Plan, except in the ordinary course of the administration of such plans consistent with the established compensation policies of the Selling Parties;

          (v) not enter into any employment agreement or other contract or arrangement with respect to the performance of personal services which is not terminable without liability by the Selling Parties on not more than 30 days' notice;

          (w) not adopt any new employee benefit plan or program or amend to increase the compensation or benefits payable under any of the Benefit plans, or grant any severance or termination pay or benefit otherwise than pursuant to policies of the Selling Parties in effect on the date hereof;

          (x) not make any payment of, discharge or satisfy any material liability or obligation (whether accrued, absolute, contingent or otherwise) of any Selling Party, except in the ordinary course of business in accordance with the terms thereof, or to cure defaults disclosed on Schedule 5.1;
                                                    ------------

          (y) not enter into any contract or commitment providing for payments in excess of $25,000 in any fiscal year, except in the ordinary course of business after consultation with Purchaser;

          (z) not take or permit to be taken any action that is represented and warranted in Section 3.22(b) not to have been taken since the Balance Sheet
             ---------------
Date;

          (aa) not fail to pay when due all taxes, assessments, governmental charges or levies imposed upon them or their income, profits or assets or otherwise required to be paid by them, or fail to pay when due any liability or charge that, if unpaid, might become a lien or other encumbrance upon any of their assets;

          (bb) not file any tax returns or amendments thereto, make, change, or revoke any tax election or make any agreement or settlement with any taxing authority or file any tax returns without Purchaser's written consent;

          (cc) not make any payments to or enter into or modify any existing agreement or arrangement with any Related Party; and

          (dd) promptly upon its knowledge thereof, advise Purchaser in writing of: (i) any material adverse change in the financial condition or operations of the Business; (ii) any event, condition or circumstance occurring from the date hereof until the Closing Date that would constitute a violation or breach of any representation, warranty, covenant, agreement or provision contained in this Agreement (provided, however, that such disclosure shall not be deemed to cure
           --------  -------
any violation or breach of any such representation, warranty, covenant, agreement or provision), or (iii) any event, occurrence, transaction or other item that would have been required to have been disclosed on any Schedule delivered hereunder, had such event, occurrence, transaction or item existed on the date hereof.

    5.2   Access to Information.  From and after the date hereof, at reasonable
          ---------------------
times and upon reasonable notice to Seller, the Purchasing Parties shall be entitled, through its employees and representatives, to make such investigation of the assets, properties, facilities, personnel, business and operations of the Selling Companies and the Business and such examination of the books, records and financial condition of the Selling Companies and the Business as Purchaser reasonably requests. No investigation by the Purchasing Parties shall diminish, obviate or constitute a waiver as to the enforcement of any of the representations, warranties, covenants or agreements of the Selling Parties under this Agreement and all related agreements executed at the Closing. There are no other representations, warranties, covenants or agreements among the parties. The Selling Parties shall furnish the representatives of the Purchasing Parties during such period with all information and copies of documents concerning the affairs of the Business as such representatives may reasonably request and shall cause the appropriate officers, employees, consultants, agents, accountants and attorneys of the Selling Parties to cooperate fully with such representatives in connection with such review and examination and to make full disclosure to the Purchasing Parties of all material facts affecting the financial condition and business operations of the Selling Parties. Neither such investigation by the Purchasing Parties nor the delivery of such information or documents shall affect the Purchasing Parties' right to rely on any representation or warranty made by the Selling Parties or relieve the Selling Parties of any obligation hereunder as the result of a breach of their representations and warranties.

    5.3   Governmental Permits and Approvals; Consents.  The Selling Parties
          --------------------------------------------
shall use their reasonable best efforts (with the reasonable assistance of the Purchasing Parties to the extent required to obtain such approvals) to obtain promptly (i) all permits and approvals from any governmental or regulatory body required to be obtained by the Selling Parties for lawful consummation of the Closing, (ii) the consents set forth or required to be set forth on Schedule
                                                                    --------
3.13, and (iii) appropriate estoppel representation letters in form and
----
substance reasonably satisfactory to the Purchasing Parties from the lessors under the Real Property Leases.

          5.4    Assignment of Contracts, Etc.  To the extent that the sale
                 ----------------------------
of the Shares constitutes an assignment under the terms of any of the Contracts (including the Real Property Leases) or the Permits which requires the consent of another party, the Selling Parties agree to use their reasonable best efforts (with the reasonable assistance of the Purchasing Parties to the extent necessary to obtain such consents) to obtain the consent of such other party to an assignment in all cases in which consent is required or novation agreements to contracts, licenses, permits or approvals not so assignable.

          5.5    Maintenance of Permits.  The Selling Parties shall at all
                 ----------------------
times prior to the Closing Date, cause the Selling Companies to preserve and maintain each of the Permits free and clear of all liens and other encumbrances. The Selling Parties shall not take any action or permit the Selling Companies to take any action which would cause any governmental or regulatory body to institute proceedings regarding any of the Permits or take any other action which would result in a Selling Company being in noncompliance in any material respect with the require ments of any other governmental or regulatory body having jurisdiction thereof.

          5.6    Employees; Employee Compensation.
                 --------------------------------

                 (a) Except as other wise provided herein with respect to a specific employee, nothing contained in this Agreement shall confer upon any such employee any right with respect to continued employment by the Selling Companies. No provision of this Agreement shall create any third-party rights in any such employee, or any beneficiary or dependent thereof, with respect to the compensation, terms and conditions of employment and benefits that may be provided to such employee by the Selling Companies or under any benefit plan that the Selling Companies may maintain after the Closing.

                 (b) The Selling Parties agree to cause the Selling Companies to discharge when due all compensation and benefits to any employee under all pay and compensation practices applicable to the Business and under any employment agreements payable in the ordinary course of business, except to the extent otherwise reflected on the Closing Date Balance Sheet. The Selling Parties shall pay all severance costs in respect of employees severed prior to the Closing Date.

          5.7    Accounts Receivable.  Between the date hereof and the
                 -------------------
Closing Date, the Selling Parties will use prudent credit and collection procedures in order to collect the Accounts Receivable so as not to jeopardize Purchaser's future customer, patient, provider, referral source and third-party payor relations.

          5.8    Title; Risk of Loss.  Legal title and risk of loss with
                 -------------------
respect to the assets of the Selling Companies and the Shares shall not pass to Purchaser until the Shares are transferred at Closing. If prior to the Closing Date any of the assets of the Selling Parties are destroyed or damaged by fire or other casualty, Purchaser may, at its option, if the amount of such destruction or damage is in excess of $100,000, terminate this Agreement. In the event that Purchaser elects not to terminate this Agreement, the amount any insurance proceeds shall not be taken into account in connection with the determination of any Purchase Price Adjustment.

          5.9    Non-solicitation.
                 ----------------

                 (a) From the date hereof until the earlier of the Closing Date or the Outside Date (hereinafter defined), the Selling Parties (and any Related Party and any of their respective employees, representatives or agents) will not, directly or indirectly, solicit, initiate, encourage or participate in negotiations in any manner with respect to, or furnish or cause or permit to be furnished any information to any person (other than Purchaser or Purchaser's representatives) in connection with, any Third-Party Proposal. During such period, the Selling Parties shall promptly inform Purchaser of the occurrence of a Third-Party Proposal and the terms thereof (including the identity of the prospective purchaser or soliciting party).

                 (b)    If a Selling Party (or any Related Party or any of
their respective employees, representatives or agents) breaches or threatens to commit a breach of, any of the provisions of this Section 5.9, Purchaser shall
                                                  -----------
have the right (in addition to any other rights and remedies available to Purchaser at law or in equity) to equitable relief (including injunctions) against such breach or threatened breach, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable harm to Purchaser and that money damages would not be an adequate remedy to Purchaser. The Selling Parties agree that they will not seek, and hereby waives any requirement for, the securing or posting of a bond or proving actual damages in connection with Purchaser's seeking or obtaining such relief.

          5.10   Regulatory Approvals.  The parties agree that in order to
                 --------------------
consummate the transactions contemplated hereby, all applicable federal, state and local governmental or regulatory approvals (collectively, the "Regulatory Approvals") must be obtained, subject to Purchasing Parties' right to waive this condition in writing on behalf of the parties; provided, however that in the event of such written waiver, so long as the Selling Parties are not responsible for the failure to obtain the Regulatory Approvals, the Selling Parties shall incur no liability for failing to obtain such Regulatory Approvals.

          5.11   Monthly Financial Statements and Cost Reports.   From the
                 ---------------------------------------------
date hereof until the Closing Date, the Selling Parties will deliver to Purchaser, as soon as possible but in any event within twenty (20) calendar days after the end of each month, a balance sheet, statement of earnings and statement of cash flows for such month and for the part of the fiscal year ending with such month, certified by an executive officer of the Selling Companies that such financial statements fairly present the financial position, results of operations and changes in cash flows as of the end of such month and for such period and that such financial statements have been prepared in accordance with GAAP. Selling Parties shall promptly deliver to Purchaser copies of all Medicare, Medicaid, Eldercare and other cost reports for the period ended June 30, 1996 all of which to Seller's knowledge shall be true and correct in all material respects.

          5.12   SEC and NASDAQ Disclosure.  The Selling Parties shall
                 -------------------------
furnish promptly to HHCA and its counsel for inclusion in any report filed with the Securities and Exchange Commission or the NASDAQ System in a form reasonably satisfactory to HHCA and its counsel, such information concerning each of the Selling Companies, its respective operations, capitalization, stock ownership, financial statements, businesses, assets and other matters as HHCA or its counsel may reasonably request in connection with such filing.


          5.13   Current Period Tax Returns.
                 --------------------------

                 (a) The Selling Parties shall be responsible for preparing and filing all Tax Returns of any Selling Company relating to the current fiscal year or other current reporting period ending prior to the date of Closing (including, without limitation, federal and state income tax returns for the fiscal year ended June 30, 1996 and the interim period ending on the Closing Date), which may be due after the Closing Date (a "Current Return"). Purchasing Parties shall be responsible for remitting all Taxes due with any Current Return to the extent that the same are accrued on the Closing Date Balance Sheet and are taken into account in determining the Consolidated Net Book Value of RSD. The Selling Parties will be responsible for remitting all Taxes (including any interest and penalties) due with any Current Return to the extent that such Taxes exceed the amount accrued on the Closing Date Balance Sheet (each a "Tax Deficiency").

                 (b)    The procedures set forth in this Section 5.13(b)
                                                         ---------------
shall apply to each Current Return, which shall also include any estimated tax return filed or estimated tax payment made after the date hereof that relates to a Current Return. The Selling Parties shall submit a draft of each such Current Return to the Purchasing Parties for their review and comment as soon as reasonably practicable, but in any event not less than Thirty (30) days prior to the date on which the return or payment is due. The parties will cooperate in the preparation of each Current Return. In the event that the Purchasing Parties shall disagree with or dispute the accuracy of any Current Return, the Purchasing Parties shall notify the Selling Parties in writing of such dispute within thirty (30) days of the delivery of the Current Return. In connection with the review of the Current Return, the Selling Parties shall cause the Selling Parties' Accountants to make all work papers available to the Purchasing Parties. In the event of such a dispute, the Selling Parties and the Purchasing Parties shall attempt to reconcile their differences and any resolution by them of any disputed amounts shall be final, binding and conclusive on the parties. If the parties are unable to reach a resolution to such effect within twenty
(20) days of the delivery of the Purchasing Parties' written notice of the dispute to the Selling Parties, the items remaining in dispute (the "Unresolved Disputes") shall be submitted to the Independent Accountant, which shall, within thirty (30) days after such submission, issue a report resolving all Unresolved Disputes, and such report shall be final, binding and conclusive on the parties. The fees and disbursements of the Independent Accountant shall be allocated to the party whose determination of the Unresolved Disputes differs the most from the Independent Accountant's determination. The Selling Parties shall cause the Escrow Agent to release promptly from the Escrow the amount of any Tax Deficiency and fees and disbursements of the Independent Accountant for which the Selling Parties are liable hereunder.

                 (c) Each Selling Party shall provide Purchasing Parties an affidavit stating, under penalties of perjury, the transferor's United States taxpayer identification number and that the transferor is not a foreign person pursuant to section 1445(b)(2) of the Code.

     6.   Conditions Precedent to the Purchasing Parties' Obligations.  The
          -----------------------------------------------------------
obligation of the Purchasing Parties to consummate the transactions contemplated hereby is subject to the satisfaction on or prior to the Closing Date of the following conditions, any of which may be waived in writing by the Purchasing
Parties:

          6.1    Regulatory Approvals.  All Regulatory Approvals shall have
                 --------------------
been received in accordance with the provisions of Section 5.10.
                                                   ------------

          6.2    Closing Deliveries.  All documents required to be delivered by
                 ------------------
the Selling Parties to the Purchasing Parties at Closing hereunder shall have been delivered to the Purchasing Parties, including officers' certificates, dated as of the Closing Date, certifying (i) as to incumbency and the resolutions adopted by the shareholders and the boards of directors of the Selling Companies duly authorizing the execution, delivery and performance by the Selling Companies of this Agreement and the execution, delivery and performance by the Selling Companies of all instruments and documents contemplated hereby, (ii) that except for changes between the date of this Agreement and the Closing Date permitted by this Agreement or waived by Purchaser in writing, all of the representations and warranties of the Selling Parties contained in this Agreement are true and correct in all material respects (except for representations and warranties which are already qualified as to materiality, which shall be true and correct in all respects), (iii) that the Selling Parties have performed in all respects all of the obligations and covenants to be performed by them hereunder, (iv) all of the conditions precedent to the obligations of the Selling Parties hereunder have been waived by the Selling Parties or satisfied, and (v) that since the date of this Agreement, there has not been any material adverse change in the business, prospects, operation or condition (financial or otherwise) of the Business or in the assets of the Selling Companies except as otherwise stated therein.

          6.3    Representations and Warranties on Closing Date.  All
                 ----------------------------------------------
representations and warranties of the Selling Parties made in this Agreement or in any document or certificate delivered by the Selling Parties to the Purchasing Parties pursuant hereto shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties were made on and as of the Closing Date, or if made as of a specific date, as of such date (except for representations and warranties which are already qualified as to materiality, which shall be true and correct in all respects).

          6.4    Terms, Covenants and Conditions.  All the terms, covenants
                 -------------------------------
and conditions of this Agreement to be complied with and performed by the Selling Parties on or prior to the Closing Date shall have been complied with and performed in all material respects unless waived in writing by the Purchasing Parties.

          6.5    Consents, Approvals, Etc.  The Selling Parties shall have
                 ------------------------
obtained and delivered to the Purchasing Parties all required consents and approvals of third parties, including consents and approvals of third parties under the Real Property Leases (containing appropriate estoppel representations in form and substance reasonably satisfactory to Purchaser), the Personal Property Leases and the other Contracts for which such consent is required as indicated on Schedule 3.13.
             -------------

          6.6    No Material Adverse Change.  On the Closing Date, there
                 --------------------------
shall have been no material adverse change in the business, prospects, operation or condition (financial or otherwise) of the Business or in the assets of the Selling Companies.

          6.7    Absence of Litigation.  No Action shall have been instituted
                 ----------------------
before any court or governmental or regulatory body by any person (other than Purchaser or any of its affiliates), or instituted or threatened by any governmental or regulatory body, to restrain or modify, in any respect which is materially adverse to the Purchasing Parties, the Selling Parties, the Business or the assets of the Selling Companies, to prevent the carrying out of the transactions contemplated hereby, or to seek damages or a discovery order in connection with such transactions, or that has or, if adversely determined, would reasonably be expected to have a materially adverse effect on the business prospects, operation or condition (financial or otherwise) of the Business or the assets of the Selling Companies.

          6.8    Absence of Liens; Payment of Loans.  At or prior to the
                 ----------------------------------
Closing, Purchaser shall have received a Uniform Commercial Code ("UCC") search report issued by the New Hampshire and Massachusetts Secretaries of State and any applicable local offices indicating that there are no filings under the UCC on file with such Secretary of State and such local office which name any Selling Company as debtor or otherwise indicating any lien or other encumbrance on the assets of any Selling Company or the Shares or, if any such liens or other encumbrances exist, such liens or other encumbrances shall be extinguished and removed at Closing. Notwithstanding the foregoing, (i) liens encumbering leased property in favor of the lessors thereof need not be released and (ii) the Purchasing Parties shall be responsible for providing the Selling Companies with sufficient funds to pay in full at the Closing, the Linc Indebtedness, the Merrill Lynch Indebtedness, the Roberts Indebtedness, the August Seller Loan and the Remaining Seller Indebtedness, if any, as reflected on the Closing Date Balance Sheet, and any liens securing the Linc Indebtedness and Merrill Lynch Indebtedness may be removed of record promptly after the Closing so long as there is a written commitment to do so upon payment such indebtedness. Purchaser shall utilize its reasonable best efforts to cause Seller and her husband to be released from any guarantees of executory liabilities under the Contracts after the Closing.

          6.9    Contribution to Capital; Repayment of HHCA Loan.  Seller
                 -----------------------------------------------
shall have made the Contribution to Capital and provided Purchaser with evidence thereof in form and substance reasonably acceptable to Purchaser. Seller shall have repaid the HHCA Loan in full.

          6.10   Subordination Agreement.  Seller shall have executed and
                 -----------------------
delivered to Purchaser at Closing, a Subordination Agreement in the form of
Exhibit 6.10 hereto (the "Subordination Agreement").
------------

          6.11   Subscription Agreement.  Seller shall have executed and
                 ----------------------
delivered to HHCA the Subscription Agreement in the form of Exhibit 6.11 hereto
                                                            ------------
(the "Subscription Agreement").

          6.12   Registration Rights Agreement.  Seller shall have executed
                 -----------------------------
and delivered to HHCA the Registration Rights Agreement in the form of Exhibit
                                                                       -------
6.12 hereto (the "Registration Rights Agreement").
----

          6.13   Employment Agreements.  Seller and Salvatore DiSalvo shall
                 ---------------------
have executed and delivered to Purchaser the Employment Agreements in the form of Exhibits 6.13(i), 6.13(ii) and 6.13(iii) hereto, as applicable (the
   ----------------------------------------
"Employment Agreements").

          6.14   Restrictive Covenant Agreement.  Elayne Roberts and Julian
                 ------------------------------
Roberts shall have executed and delivered to Purchaser the Restrictive Covenant Agreement in a form reasonably acceptable to the Purchaser (the "Restrictive Covenant Agreement"); provided that such restrictions shall not exceed the restrictions set forth in the Employment Agreements.

          6.15   Escrow Agreement.  Seller and the Escrow Agent shall have
                 ----------------
executed and delivered to Purchaser the Escrow Agreement.

          6.16   Stock Certificates and Corporate Records.   Seller shall
                 ----------------------------------------
have delivered to Purchaser (i) original stock certificates for all issued and outstanding shares of capital stock of each Selling Company accompanied by stock powers for the Shares duly endorsed in blank for transfer; (ii) resignations of such officers and directors of the Selling Companies as may be requested by Purchaser and (iii) stock books and minute books for each Selling Company. Seller shall have executed and delivered to the Escrow Agent, stock powers duly endorsed in blank for transfer for all HHCA Stock.

          6.17   Opinion of Seller's Counsel.  Purchaser shall have received
                 ---------------------------
the opinions of counsel to the Selling Parties, in form and substance reasonable acceptable to Purchaser ("Seller's Opinion").

          6.18   Additional Documents.  Purchaser shall have received such
                 --------------------
other certificates, documents and instruments as Purchaser shall reasonably request in connection with the consummation of the transactions contemplated by this Agreement.


          6.19   Approval of HHCA Board. HHCA shall have received from its Board
                 ----------------------
of Directors their approval of the this Agreement and the transactions contemplated hereby (the "Board Approval"); provided, however that this condition to close shall expire on November 13, 1996. If the Board Approval is not obtained, Purchaser must give Seller written notice thereof prior to the date set forth in this Section 6.19.
                       ------------

          6.20   Approval of HHCA's Lenders.  HHCA shall have received from its
                 --------------------------
senior lenders their approval of the this Agreement and the transactions contemplated hereby (the "Lender Approval"); provided, however that this condition to close shall expire on November 22, 1996. If the Lender Approval is not obtained, Purchaser must give Seller written notice thereof prior to the date set forth in this Section 6.20.
                       ------------

          6.21   Satisfactory Completion of Due Diligence.  Purchaser shall have
                 ----------------------------------------
completed its due diligence investigation of the Selling Parties (the "Due Diligence Investigation"); provided, however that this condition to close shall expire on November 30, 1996. If the results of Purchaser's Due Diligence Investigation are not satisfactory to Purchaser for any reason, Purchaser must give Seller written notice thereof prior to the date set forth in this Section
                                                                       -------
6.21.
----

          6.22   Marital Rights.  Seller shall cause Salvatore DiSalvo to
                 --------------
execute an agreement in form and substance reasonably acceptable to Purchaser acknowledging and agreeing that (i) any payments or other consideration Seller or he shall receive under this Agreement or any other related agreement (excluding payments to him under his Employment Agreement) shall be subject to any claims for indemnification asserted by the Purchasing Parties hereunder;
(ii) to the extent that he receives such consideration he shall be responsible for any indemnification claims asserted by Purchasing Parties hereunder. Salvatore DiSalvo's property as of the date hereof and any additional property acquired after the date hereof except as otherwise provided above with respect to the consideration payable hereunder shall not be utilized to satisfy claims for indemnification hereunder.

     7.   Conditions Precedent to Selling Parties' Obligations.  The obligation
          ----------------------------------------------------
of Selling Parties to consummate the transactions contemplated hereby is subject to the satisfaction on or prior to the Closing Date of the following conditions, any of which may be waived in writing by Selling Parties (provided that if any condition shall not have been satisfied due to the action or inaction of the Selling Parties or any Related Party, such condition shall be deemed to have been satisfied or waived by the Selling Parties and the Purchasing Parties shall incur no further obligation with respect thereto):

          7.1    Closing Deliveries.  All documents required to be delivered
                 ------------------
by the Purchasing Parties to the Selling Parties shall have delivered to the Selling Parties, including officers certificates dated as of the Closing Date, certifying (i) as to incumbency and the resolutions adopted by the board of directors of the Purchasing Parties duly authorizing the execution, delivery and performance of this Agreement and the execution, delivery and performance of all instruments and documents contemplated hereby to which a Purchasing Party is a party, (ii) that except for changes between the date of this Agreement and the Closing Date permitted by this Agreement or waived by the Selling Parties in writing, all of the representations and warranties of the Purchasing Parties contained in this Agreement are true and correct in all material respects (except for representations and warranties which are already qualified as to materiality, which shall be true and correct in all respects), (iii) that the Purchasing Parties have performed in all respects all of their obligations and covenants to be performed by them hereunder, and (iv) that all of the conditions precedent to the obligations of the Purchasing Parties hereunder have been waived by Purchaser or satisfied.

          7.2    Representations and Warranties on Closing Date.  All
                 ----------------------------------------------
representations and warranties of the Purchasing Parties contained in this Agreement or in any document or certificate delivered by the Purchasing Parties to the Selling Parties pursuant hereto shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties were made on and as of the Closing Date, or if made as of a specific date, as of such date (except for representations and warranties which are already qualified as to materiality, which shall be true and correct in all respects).

          7.3    Terms, Covenants and Conditions.  All the terms, covenants
                 -------------------------------
and conditions of this Agreement to be complied with and performed by the Purchasing Parties on or prior to the Closing Date shall have been complied with and performed in all respects unless waived in writing by the Selling Parties.

          7.4    Absence of Litigation.  No Action shall have been instituted
                 ---------------------
before any court or governmental or regulatory body by any person (other than the Selling Parties or any

Related Party) or instituted or threatened by any governmental or regulatory body, to prevent the carrying out of the transactions contemplated hereby.

          7.5    Closing Cash Payments and Loan Repayment.  The Purchasing
                 ----------------------------------------
Parties shall have (i) delivered the Closing Cash Payment to Seller; (iii) delivered the Holdback Amount to the Escrow Agent and (iii) caused the Selling Companies to pay in full the Linc Indebtedness, the Merrill Lynch Indebtedness, the Roberts Indebtedness, the August Seller Loan and the Remaining Seller Indebtedness, if any, as reflected on the Closing Date Balance Sheet.

          7.6    Note.  The Purchasing Parties shall have executed and
                 ----
delivered the Note to the Escrow Agent.

          7.7    HHCA Stock.  HHCA shall duly issued the HHCA Stock to
                 ----------
Seller and duly endorsed and delivered certificates representing the HHCA Stock to the Escrow Agent.

          7.8    Subordination Agreement.  The Purchasing Parties and their
                 -----------------------
affiliates shall have executed and delivered to Seller at Closing, the Subordination Agreement.

          7.9    Subscription Agreement.  HHCA shall have executed and
                 ----------------------
delivered to Seller the Subscription Agreement.

          7.10   Registration Rights Agreement.  HHCA shall have executed
                 -----------------------------
and delivered to Seller the Registration Rights Agreement.

          7.11   Employment Agreements.  HHCA shall have executed and
                 ---------------------
delivered to Seller and Salvatore DiSalvo, as applicable, the Employment Agreements.

          7.12   Escrow Agreement.  HHCA and the Escrow Agent shall have
                 ----------------
executed and delivered to Seller the Escrow Agreement.

          7.13   Opinion of Purchaser's Counsel. Seller shall have received
                 ------------------------------
the opinions of counsel to Purchasing Parties, in form and substance reasonable acceptable to Seller ("Purchaser's Opinion").

          7.14   HHCA Guaranty.  HHCA shall execute and deliver to Seller
                 -------------
and Salvator DiSalvo a guaranty of all of Purchaser's obligations under Employment Agreements in form and substance reasonably acceptable to Seller.

     8.   Confidentiality.
          ---------------

               (a) As used in this Agreement, the term "Confidential Information" shall mean all confidential and proprietary material considered to be confidential by any of the parties and knowledge and information not readily available to the public heretofore or hereafter conceived, learned or disclosed (including all documents, writings, memoranda, business plans, computer software, reports, pricing, cost and sales information, financial statements or condition, customer, patient, provider, referral source and supplier lists, trade secrets, and marketing strategies, plans and techniques).

               (b) From and after the date hereof, the Selling Parties shall (and shall use their best efforts to cause the Related Parties to) keep secret and retain in strictest confidence, and shall not, without Purchasing Parties' express prior written consent, directly or indirectly, disclose, disseminate, publish, reproduce, retain, use (for their benefit or for the benefit of others after Closing), or otherwise make available in any manner whatsoever, any Confidential Information regarding the Selling Companies or the Purchasing Parties (or this Agreement or the transactions contemplated hereby) to anyone except (i) to their representatives (who shall be informed of the confidential nature of such information and who shall agree to keep such information confidential), (ii) to Purchasing Parties and its affiliates or representatives,
(iii) as otherwise required by law, (iv) as required by the Selling Parties to enforce their rights under this Agreement, or (v) as required to obtain the Regulatory Approvals. Notwithstanding the foregoing the Selling Companies shall be permitted to utilize their respective Confidential Information in the conduct of the Business in the ordinary course.

               (c) From and after the date hereof and continuing until the Closing Date, the Purchasing Parties shall keep secret and retain in strictest confidence, and shall not, without Seller's express prior written consent, directly or indirectly, disclose, disseminate, publish, reproduce, retain, use (for its benefit or for the benefit of others) or otherwise make available in any manner whatsoever, any Confidential Information regarding the Selling Parties (or this Agreement or the transactions contemplated hereby) to anyone except (i) to its representatives (who shall be informed of the confidential nature of such information and who shall agree to keep such information confidential), (ii) as otherwise required by law, including securities laws,
(iii) as required by its lenders, (iv) as required by the Purchasing Parties to enforce their rights under this Agreement, or (v) as required to obtain the Regulatory Approvals.

               (d) If any party (the "Disclosing Party") breaches, or threatens to commit a breach of, any of the provisions of this Section 8.1, the
                                                               -----------
other party (the "Non-Disclosing Party") shall have the right (in addition to any other rights and remedies available to the Non-Disclosing Party at law or in equity) to equitable relief (including injunctions) against such breach or threatened breach, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable harm to the Non-Disclosing Party and that money damages would not be an adequate remedy to the Non-Disclosing Party. The Disclosing Party agrees that it will not seek, and hereby waives any requirement for, the securing or posting of a bond or proving actual damages in connection with the Non-Disclosing Party's seeking or obtaining such relief.

     9.   Books and Records; Use of Names.
          -------------------------------

               (a) Each party agrees that it will cooperate with and make available to the other party, during normal business hours, all books and records relating to the Business, information and employees (without substantial disruption of employment) retained and remaining in existence after the Closing which are necessary or useful in connection with any tax inquiry, audit, investigation or dispute, any litigation or investigation or any other matter requiring any such books and records, information or employees for any reasonable business purpose. All information received pursuant to this Section
                                                                        -------
9(a) shall be subject to the confidentiality provisions of Section 8.
----                                                       ---------

               (b)  Cooperation and Records Retention.  The parties shall (i)
                    ---------------------------------
each provide the other with such assistance as may reasonably be requested by either of them in connection with the preparation of any return, audit, or other examination by any taxing or any other authority or judicial or administrative proceedings relating to any liability, (ii) for a reasonable period of time, each retain and provide the other with any records or other information that may be relevant to such return, audit or examination, proceeding or determination, and (iii) each provide the other with any final determination of any such audit or examination, proceeding, or determination that affects any amount required to be shown on any tax return or other documents of the other for any period. Without limiting the generality of the foregoing, the parties shall each retain, until the applicable statutes of limitations (including any extensions) has expired, copies of all tax returns, supporting work schedules, and other records or information that may be relevant to such returns for all tax periods or portions thereof ending on or before the Closing Date and shall, during such period, provide the other party with a reasonable opportunity to review and copy the same. The parties shall also make reasonably available financial and other information concerning the Selling Companies, as a party may from time to time reasonably request.

               (c) After the Closing Date, Seller shall not permit any Related Party to conduct business in any location under a name confusing similar to the name of any Selling Company.

     10.  Survival of Representations and Warranties. Any disclosures contained
          ------------------------------------------
in any Schedule or any certificate delivered pursuant to this Agreement by any party hereto shall constitute a representation and warranty of such party. The representations and warranties of the Selling Parties and the Purchasing Parties contained herein shall survive the consummation of the transactions contemplated hereby and the Closing Date, without regard to any investigation made by any of the parties hereto, and shall expire three (3) years after the Closing Date; provided, however, that the representations and
                              --------  -------
warranties (and all claims and causes of action with respect thereto) in Sections 3.16, 3.19, and 3.25 and claims based on fraud and obligations under
-----------------------------
Sections 2.4 and 2.5 hereof shall survive the Closing Date until the expiration of the applicable statute of limitations. The termination of the representations and warranties provided herein shall not affect the rights of a party seeking indemnification under this Agreement, provided that such party shall have given written notice to the other party, prior to the expiration of the applicable survival period provided above, of a claim for indemnification.

     11.  Indemnification.
          ---------------

          11.1  Obligation to Indemnify by Selling Parties.  Subject to the
                ------------------------------------------
terms of Section 10, Selling Parties prior to the Closing and the Seller after
         ----------
the Closing, agree to indemnify, defend and hold harmless Purchasing Parties and the Selling Companies (and their shareholders, affiliates, and their directors, officers, stockholders and employees), from and against all losses, Taxes, liabilities, damages, lawsuits, deficiencies, claims, demands, costs or expenses, including interest, penalties and reasonable attorneys' fees and disbursements ("Losses"), based upon, incurred in connection with, arising out of or otherwise in respect of (i) any breach of any representation or warranty of the Selling Parties contained in this Agreement or in any agreement attached as an exhibit hereto delivered pursuant to this Agreement, (ii) any breach of any covenant or agreement of the Selling Parties contained in this Agreement or in any agreement attached as an exhibit hereto delivered pursuant to this Agreement, (iii) any liability or obligation of the Selling Companies which is not reflected and adequately reserved for on the Closing Date Balance Sheet, except for executory liabilities under Contracts with respect to periods after the Closing Date, or (iv) Tax Deficiencies.

          11.2  Obligation to Indemnify by Purchaser. Subject to the terms of
                ------------------------------------
Section 10, the Purchasing Parties agree to indemnify, defend and hold harmless
----------
Seller from and against all Losses based upon, incurred in connection with, arising out of or otherwise in respect of (i) any breach of any representation or warranty of the Purchasing Parties contained in this Agreement or in any agreement attached as an exhibit hereto, (ii) any breach of any covenant or agreement of the Purchasing Parties contained in this Agreement or in any agreement attached as an exhibit hereto, (iii) any liability or obligation of the Selling Companies to the extent reflected and adequately reserved for on the Closing Date Balance Sheet, (iv) executory liabilities under Contracts with respect to periods after the Closing Date or (v) any liability or obligation of the Selling Companies arising solely out of Purchaser's operation of the Business after the Closing.

          11.3  Losses.  The term "Losses" as used herein (i) is not limited to
                ------
matters asserted by third parties against the Selling Parties or the Purchasing Parties and includes Losses incurred or sustained in the absence of third-party claims, (ii) includes Losses incurred through and after the date of the claim for indemnification (including any
Losses related thereto and suffered after the end of any applicable survival period provided that a claim for indemnification was timely given pursuant to
Section 10), (iii) does not include any decline in value of the HHCA Stock and
----------
(iv) does not include consequential damages (unless awarded to a third party).

          11.4  Procedures for Claims Between the Parties.  If a claim (a
                -----------------------------------------
"Claim") is to be made by the party claiming indemnification (the "Claimant") against the other party (the "Indemnifying Party"), the Claimant shall give written notice (a "Claim Notice") to the Indemnifying Party as soon as practicable after the Claimant becomes aware of the facts, condition or event which may give rise to Losses for which indemnification may be sought under this
Section 11.  The Claim Notice shall specify in reasonable detail the nature and
----------
extent of the Claim. Following receipt of the Claim Notice from the Claimant, the Indemnifying Party shall have thirty (30) calendar days to make such investigation of the Claim as the Indemnifying Party deems necessary or desirable; provided, however, that if Claimant reasonably determines that it
           --------  -------
will be materially prejudiced by affording the Indemnifying Party such period of time for investigation, the Claimant shall so notify the Indemnifying Party and the Indemnifying Party and the Claimant shall agree promptly on the appropriate period of time for such investigation. For the purposes of such investigation, the Claimant agrees to make available to the Indemnifying Party and/or its authorized representative(s) the information relied upon by the Claimant to substantiate the Claim. If the Claimant and the Indemnifying Party agree at or prior to the expiration of said thirty (30) day period (or any mutually agreed upon period or extension thereof) to the validity and amount of such Claim, the Indemnifying Party shall pay promptly to the Claimant the agreed upon amount of such Claim. If the Claimant and the Indemnifying Party do not agree within said period (or any mutually agreed upon period or extension thereof), the Claimant may seek appropriate legal remedy subject to this Section 11.
                                                  ----------

          11.5  Defense of Third-Party Actions.  If any lawsuit or enforcement
                ------------------------------
action (a "Third Party Action") is filed against a Claimant entitled to the benefit of indemnity hereunder, written notice thereof (the "Third-Party Action Notice") shall be given by Claimant to the Indemnifying Party as promptly as practicable (and in any event within fifteen (15) calendar days after the service of the citation or summons or other manner of process). The failure of any Claimant to give notice timely hereunder shall not affect rights to indemnification hereunder, except to the extent that the Indemnifying Party demonstrates actual damage caused by such failure. After such notice, the Indemnifying Party shall be entitled, if it so elects, (i) to take control of the defense and investigation of such Third-Party Action, (ii) to employ and engage attorneys reasonably satisfactory to the Claimant to handle and defend the same, at the Indemnifying Party's cost, risk and expense, and (iii) to compromise or settle such Third-Party Action, which compromise or settlement shall be made only with the written consent of the Claimant, such consent not to be unreasonably withheld, conditioned or delayed. If the Indemnifying Party fails to assume the defense of such Third-Party Action at its cost within fifteen (15) calendar days after receipt of the Third-Party Action Notice, the Claimant will (upon delivering notice to such effect to the Indemnifying Party) have the right to undertake, at the Indemnifying Party's cost and expense, the defense, compromise or settlement of such Third-Party Action on behalf of and for the account and risk of the Indemnifying Party; provided, however, that such Third-Party Action
                                --------  -------
shall not be compromised or settled, nor shall an entry of judgment be agreed to, without (i) the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, conditioned or delayed and (ii) an unconditional release of the Claimant and the Indemnifying Party. In the event the Claimant assumes the defense of the Third-Party Action, the Claimant will keep the Indemnifying Party reasonably informed of the progress of any such defense, compromise or settlement. The Indemnifying Party shall be liable for any settlement of any Third-Party Action effected pursuant to and in accordance with this Section 11 and for any final judgment (subject to any right of
          ----------
appeal), and the Indemnifying Party agrees to indemnify and hold harmless Claimant from and against any Losses by reason of such settlement or judgment.

          11.6  Limitation of Indemnification.  The Indemnifying Party's
                -----------------------------
obligations to indemnify the Claimant pursuant to this Section 11 shall be
                                                       ----------
subject to the following limitations:

                (a) No indemnification shall be required to be made by the Indemnifying Party until the aggregate amount of the Claimant's Losses (which Losses shall include Losses relating to any representation or warranty qualified by reference to materiality or to a material adverse change even if such Loss does not in and of itself result in a breach of such representation or warranty) exceeds $100,000 (the "Basket"), and then indemnification shall only be required by the Indemnifying Party to the extent of such excess. Notwithstanding the foregoing, the limitation imposed by the Basket shall not apply to (i) the Acquisition Price Adjustment, or (ii) breaches of the provisions of Sections
                                                                    --------
2.4, 2.5 or 13.4.
----------------

                (b) No indemnification shall be required to be made by the Indemnifying Party under this Section 11 for the amount of the Claimant's Losses
                              ----------
that are in excess of $2,000,000, except with respect to (i) breaches of the provisions of Sections 2.4 or 2.5 which will be subject to a separate limitation
              -------------------
in the amount of the Closing Date Accounts Receivable (less allowance for doubtful accounts, and reserves for cost report disallowances and contractual allowances reflected on the Closing Date Balance Sheet) which amount shall be reduced by Accounts Receivable actually collected by the Purchaser after the Closing, (ii) the Acquisition Price Adjustment which is not subject to a limitation, and (iii) Losses incurred in connection with undisclosed liabilities which are subject to a separate limitation in the amount of $3,500,000 for Claims asserted during the first 15 months after Closing and $2,000,000 for Claims asserted thereafter.

                (c) The indemnification obligation of an Indemnifying Party shall be adjusted so as to give effect to any net reduction in federal, state, local or foreign income or franchise tax liability actually realized at any time by the Claimant in connection with the satisfaction by the Indemnifying Party of a Claim with respect to which indemnification is sought hereunder. Any Claims payable by the Indemnifying Party to the Claimant hereunder shall also include the federal, state, local or foreign income or franchise tax liability that the Claimant will incur upon the receipt of payment in respect of such Claims (taking into account any net operating loss, capital loss or credit carryover of the Claimant); however, with respect to any Claims for which the Claimant (but for the operation of this sentence) is entitled to indemnification hereunder, there shall be disregarded any tax liabilities arising by reason of (i) any reduction or disallowance of deductions from taxable income in one taxable year, but only to the extent such reduction or disallowance actually results in a corresponding increase in allowable deductions from income in another year, (ii) the shifting of items of income from one taxable year to another, or (iii) the capitalization of amounts that were expended, but only if such capitalized amounts are subject to amortization or depreciation or recovery in costs of goods sold, inventory or materials, except insofar as such reduction, disallowance, shifting or capitalization would only result in the increase of any unutilized net operating loss, capital loss or carryover. The indemnification obligation of an Indemnifying Party with respect to any Claim shall also be adjusted to take into account the amount, if any, of any insurance proceeds recovered by the Claimant as a result of such Claim, after the deduction of all costs incurred to obtain such proceeds.

          11.7  Exclusive Remedy.  The remedies provided under this Agreement
                ----------------
shall constitute the sole and exclusive remedy of the parties hereto for any breach of representation or warranty contained in this Agreement or in any of the agreements attached as Exhibits hereto or for any breach or covenant of or failure to perform any covenant contained in this Agreement or in any of the agreements attached as Exhibits hereto and the parties waive any other remedy which they or any other person entitled to indemnification hereunder may have at law or in equity with respect thereto; provided, however that this exclusion shall not apply to Claims based on fraud.

     12.  Breaches and Defaults; Termination; Remedies.
          --------------------------------------------

          12.1  Termination.  This Agreement may be terminated at any time
                -----------
prior to the Closing as follows:

                (a) by mutual written agreement of the parties hereto;

                (b) provided the Purchasing Parties are not then in breach of this Agreement, at the election of the Purchasing Parties (pursuant to a written notice to the Selling Parties), (i) if any one or more of the conditions to the Purchasing parties' obligations to close has not been fulfilled in any material respect as of the Closing Date, (ii) if the conditions set forth in Sections
                                                                    --------
6.19 (Board Approval), 6.20 (Lender Approval) or 6.21(Due Diligence
-------------------------------------------------------------------
Investigation) are not satisfied; provided, however, that these conditions shall
--------------
expire as provided therein, (iii) if
any of the Selling Parties have breached in any material respect any representation, warranty, covenant or agreement contained in this Agreement or in any other agreement or document delivered pursuant hereto, or (iii) if the Closing shall not have taken place by December 31, 1996 (the "Outside Date") (unless any of the foregoing events shall have resulted primarily from the Purchasing Parties breaching any representation, warranty, covenant or agreement contained in this Agreement);

                (c) provided the Selling Parties are not then in breach of this Agreement, at the election of the Selling Parties (pursuant to a written notice to the Purchasing Parties), (i) if any one or more of the conditions to the Selling Parties' obligations to close has not been fulfilled in any material respect as of the Closing Date, (ii) if the Purchasing Parties have breached in any material respect any representation, warranty, covenant or agreement contained in this Agreement or in any other agreement or document delivered pursuant to hereto, or (iii) if the Closing shall not have taken place by the Outside Date (unless any of the foregoing events shall have resulted primarily from the Selling Parties' breach of any representation, warranty, covenant or agreement contained in this Agreement); and

                (d) in accordance with the terms of Sections 5.8 or 13.8.
                                                    --------------------

          12.2  Effect of Termination.  In the event of any termination of
                ---------------------
this Agreement, all obligations of the parties hereto under this Agreement shall terminate as of such date of termination and this Agreement shall thereafter become void and be of no further force and effect, and upon such termination no party hereto shall be liable to the other party; provided however, that (i) the obligations contained in Sections 8 and 11 shall survive any termination hereof,
                         -----------------
and (ii) the foregoing provisions shall not limit or restrict the availability of specific performance (as provided in Section 12.3) or other injunctive relief
                                        ------------
to the extent that specific performance or such other relief would otherwise be available to a party hereunder.

          12.3  Specific Performance.  The Selling Parties agree that the Shares
                --------------------
and the Business are unique assets that cannot be readily obtained on the open market and that the Purchasing Parties will be irreparably injured if this Agreement is not specifically enforced. Therefore, notwithstanding anything to the contrary contained herein or otherwise, prior to the consummation of the Closing, the Purchasing Parties shall have the right to enforce specifically the Selling Parties' performance under this Agreement, and the Selling Parties waive any defense in any such suit that the Purchasing Parties have an adequate remedy at law and to interpose no opposition, legal or otherwise, as to the propriety of specific performance as a remedy. The remedies described in this Section 12.3
                                                                    ------------
shall be in addition to, and not in lieu of, any other remedies that the Purchasing Parties may elect to pursue.

     13.  Miscellaneous.
          -------------

          13.1  Consent to Jurisdiction.  In order to enforce the provisions
                -----------------------
hereof, each of the parties hereto (i) submits and consents to the personal jurisdiction of any Massachusetts state or federal court with respect to any suit, action or proceeding relating to this Agreement or any of the transactions contemplated hereby, (ii) waives any objection which such party may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in any such court, and waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum,
(iii) waives the right to object that any such court does not have personal jurisdiction over such party, and (iv) consents to the service of process in any such suit, action or proceeding upon the receipt through the United States mail of copies of such process to such party by certified mail to the addresses indicated herein or at such other addresses of which the other parties shall have received written notice. Nothing herein shall pre clude any party from bringing suit or taking other legal action in any other jurisdiction or from serving legal process in any other manner permitted by law or in equity.

          13.2  Expenses.  The parties to this Agreement shall bear their
                --------
respective expenses incurred in connection with the preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby, including all fees and expenses of agents, representatives, consultants, counsel and accountants. The Selling Parties shall pay in full all such expenses at or prior to the Closing (the "Selling Parties' Expenses"). Notwithstanding the foregoing, at the Closing the Purchasing Parties shall pay the audit expenses incurred by the Selling Companies for services performed by the Selling Parties' Accountant solely with respect to the audit of the Selling Companies' financial statements for the year ended June 30, 1996 (excluding the audit expense incurred in auditing NSL's June 30, 1996 financial Statements) and the preparation of the Closing Date Balance Sheet, the Closing Date Income Statement and the Closing Statement, which in each case, will not be considered to be Selling Parties' Expenses.

          13.3  Further Assurances.  Each of the parties shall execute such
                ------------------
agreements and documents and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby. Each such party shall use its reasonable best efforts to fulfill or obtain the fulfillment of the conditions to the Closing, including the execution and delivery of any other agreement or document, the execution and delivery of which are conditions precedent to the Closing.

          13.4  Indemnification for Brokerage.  The Selling Parties agree to
                -----------------------------
indemnify and save the Purchasing Parties harmless from any claim or demand for commissions or other compensation by any broker, finder, agent or similar intermediary claiming to have been employed by or on behalf of the Selling Parties and to bear the cost of legal fees and expenses incurred in defending against any such claim. The Purchasing Parties agree to indemnify and save the Selling Parties harmless from any claim or demand for commissions or other compensation by any broker, finder, agent or similar intermediary claiming to have been employed by or on behalf of the Purchasing Parties and to bear the cost of legal fees and expenses incurred in defending against such claim. The Selling Parties shall pay any commission due to Advest.

          13.5  Severability.  Any provision of this Agreement which is
                ------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. If any court determines that any covenant, or any part of any covenant is invalid or unenforceable, such covenant shall be enforced to the extent permitted by such court, and all other covenants shall not thereby be affected and shall be given full effect, without regard to the invalid portions.

          13.6  Notices.  Any notice or other communication required or
                -------
permitted hereunder shall be in writing and shall be deemed to have been duly given when received if delivered personally against receipt; when transmission is confirmed, if transmitted by telecopy, electronic or digital transmission method; the next day if sent for next day delivery by a nationally recognized overnight courier service; or upon receipt if sent by certified, registered or express mail, return receipt requested, postage prepaid. In each case notice shall be sent as follows:

                (a) if to Purchaser, to:

                       Home Health Corporation of America, Inc.
                       2200 Renaissance Boulevard, Suite 300
                       King of Prussia, Pennsylvania  19406
                               Telecopy No.: 610-272-3131
                       Attention:  Mr. Bruce J. Feldman

                with a copy (which shall not constitute notice) to:

                       Kleinbard Bell & Brecker
                       1900 Market Street / Suite 700
                       Philadelphia, Pennsylvania  19103
                       Telecopy No.: 215-568-0140
                       Attention:  Howard J. Davis, Esquire

                (b)    if to Seller, to:

                       4 Ivy Street
                       Windham, NH 03087
                       Attention: Ms. Randy DiSalvo

                       with a copy (which shall not constitute notice) to:

                       Brown, Rudnick, Freed & Gesmer
                       1 Financial Center
                       Boston, MA 02111
                       Telecopy No.: (617) 856-8201
                       Attention: Gordon R. Penman, Esquire

Any party may by notice given in accordance with this Section to the other parties designate another address or person for receipt of notices hereunder.

          13.7  Entire Agreement.  This Agreement (including the Schedules and
                ----------------
Exhibits) and the agreements, certificates and other documents delivered hereunder contain the entire agreement between the parties with respect to the transactions described herein, and supersede all prior agreements, written or oral, with respect thereto.

          13.8  Disclosure Schedules; Independent Significance.
                ----------------------------------------------

                (a) The parties acknowledge and agree that (i)the parties have not yet completed the Schedules to this Agreement; and (ii) the failure to complete the Schedules prior to signing this Agreement shall not constitute a waiver of any parties' right to require that the Schedules be completed and attached. Selling Parties shall as promptly as possible complete the Schedules and submit the same to the Purchasing Parties for their review on or before 5:00 P.M. on Tuesday, November 5, 1996.

                (b) In the event that any of the Schedules delivered to the Purchasing Parties pursuant to this Section are not acceptable to the Purchasing Parties, the Purchasing Parties shall have the right to terminate this Agreement by giving Seller written notice thereof within 5 days after receipt of Schedules.

                (c) Nothing in any Schedule hereto shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the
Schedule identifies the exception with reasonable particularity. The parties intend that each representation, warranty, covenant and agreement contained herein shall have independent significance; accordingly, if any party has breached any representation, warranty, covenant or agreement, the fact that there exists another representation, warranty, covenant or agreement relating to the same subject matter which such party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty, covenant or agreement.

          13.9   Amendments and Waivers.  This Agreement may be modified or
                 ----------------------
amended, and the terms hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.

          13.10  Governing Law.  This Agreement shall be governed and
                 -------------
construed in accordance with the laws of the Commonwealth of Massachusetts without regard to principles of conflicts of law or any rule of interpretation or construction as to which party drafted this Agreement, except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to or the subject of this Agreement (as to those matters of law, the jurisdiction under which the respective entity derives its powers shall govern).

          13.11  Binding Effect; Assignment.  Neither this Agreement nor any of
                 --------------------------
the rights or obligations hereunder may be assigned (including by operation of law) by any party without the prior written consent of the other party, except that Purchaser may, without such consent, assign any and all such rights and obligations to any affiliate, provided that Purchasing Parties shall remain liable for the discharge of such obligations. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          13.12  Joint and Several.  HHCA hereby guarantees all of the
                 -----------------
obligations of Purchaser under the Employment Agreements. Notwithstanding anything to the contrary herein contained or otherwise, the obligations of each Selling Party, on the one hand, and each Purchasing Party, on the other hand, under this Agreement, shall be joint and several.

          13.13  Beneficiaries of Agreement.  The representations, warranties,
                 --------------------------
covenants and agreements expressed in this Agreement are for the sole benefit of the other party hereto and are not intended to benefit, and may not be relied upon or enforced by, any other party as a third party beneficiary or otherwise, except with respect to any third party who acquires substantially all of the stock or assets of Purchaser or HHCA.

          13.14  Counterparts; Facsimile Signatures.  This Agreement may be
                 ----------------------------------
executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto. Facsimile signatures on this Agreement and any of the agreements and documents executed in connection herewith shall be deemed original signatures.

          13.15  Exhibits and Schedules.  The Exhibits and Schedules are a
                 ----------------------
part of this Agreement as if fully set forth herein. All references herein to Sections, subsections, clauses, Exhibits and Schedules shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.

          13.16  Formation of Purchaser.  As promptly as possible after the
                 ----------------------
date hereof, HHCA shall cause Articles of Incorporation to be filed for the Purchaser and shall take such other action as may be required to cause the formation of Purchaser as a corporation in the State New Hampshire. The representations and warranties regarding the Purchaser shall take effect as of the date of the Purchaser's incorporation

          13.17  Headings.  The headings in this Agreement are for reference
                 --------
only, and shall not affect the meaning or interpretation of this Agreement.

    IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                  PURCHASING PARTIES:

                                  HHCA New Hampshire, Inc.


                                  By:______________________________________
                                     Name:
                                     Title:

                                  Home Health Corporation of America, Inc.


                                  By:______________________________________
                                     Name:
                                     Title:

                                  SELLING PARTIES:

                                  RSD Management, Inc.


                                  By:______________________________________
                                     Name: Randy DiSalvo
                                     Title: President

                                  Nursing Services Home Care, Inc.


                                  By:______________________________________
                                     Name: Randy DiSalvo
                                     Title: President

                       Signatures Continued on Next Page

                                  Nursing Services Home Care, Ltd.


                                  By:______________________________________
                                     Name: Randy DiSalvo
                                     Title: President

                                  Nursing Services Staffing of N. H., Inc.


                                  By:______________________________________
                                     Name: Randy DiSalvo
                                     Title: President

                                  Nursing Services, Inc.


                                  By:______________________________________
                                     Name: Randy DiSalvo
                                     Title: President



                                  _________________________________________
                                  Randy DiSalvo, individually